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                      AGREEMENT AND PLAN OF REORGANIZATION


                                   dated as of


                                 March 19, 1997


                                      among


                          NATURAL HEALTH TRENDS CORP.,

                               GHA HOLDINGS, INC.

                                       and

                        GLOBAL HEALTH ALTERNATIVES, INC.







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



                               TABLE OF CONTENTS*


                                                                                                               Page
                                    ARTICLE I
                              THE MAIN TRANSACTION


  SECTION       1.01.     Sale and Purchase of Assets..........................................................   1
  SECTION       1.02.     Assumption of Liabilities............................................................   2
  SECTION       1.03.     Non-Assigned Company Contracts.......................................................   2
  SECTION       1.04.     Consideration (a) Firm Shares........................................................   2
                (b)  First Contingent Shares...................................................................   2
                (c)  Second Contingent Shares..................................................................   3
                (d)       .....................................................................................   3
                (e)       ........................................................................................6
  SECTION       1.05.     Tax Values...........................................................................   6
  SECTION       1.06.     "Main Transaction" and "Transactions" Defined........................................   7

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  SECTION       2.01.     Organization and Existence ..........................................................   7
  SECTION       2.02.     Consents, Authorizations and Conflicts ..............................................   8
  SECTION       2.03.     Company Financial Statements.........................................................   8
  SECTION       2.04.     Title to Subsidiary Shares ..........................................................   9
  SECTION       2.05.     Company Properties; Liens............................................................   9
  SECTION       2.06.     Company Insurance....................................................................   9
  SECTION       2.07.     Company Litigation and Compliance....................................................   9
  SECTION       2.08.     Company Contracts...................................................................   10
  SECTION       2.09.     Company Taxes.......................................................................   11
  SECTION       2.10.     Company Employee Plans..............................................................   11
  SECTION       2.11.     Company Environmental Compliance....................................................   12
  SECTION       2.12.     Finder's Fees.......................................................................   13
  SECTION       2.13.     Absence of Certain Changes..........................................................   13

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE NHTC PARTIES

  SECTION       3.01.     Organization and Existence..........................................................   14
  SECTION       3.02.     Consents, Authorizations and Conflicts..............................................   15
  SECTION       3.03.     NHTC Financial Statements...........................................................   16
  SECTION       3.04.     NHTC Capitalization.................................................................   16
  SECTION       3.05.     NHTC Properties; Liens..............................................................   17
  SECTION       3.06.     NHTC Insurance......................................................................   17
  SECTION       3.07.     NHTC Litigation and Compliance......................................................   17
  SECTION       3.08.     NHTC Contracts......................................................................   18
--------
*        The Table of Contents and cover page are not a part of this Agreement.



                                                                                                              Page

  SECTION       3.09.     NHTC Taxes..........................................................................   18
  SECTION       3.10.     NHTC Employee Plans.................................................................   19
  SECTION       3.11.     NHTC Environmental Compliance.......................................................   19
  SECTION       3.12.     SEC Filings.........................................................................   20
  SECTION       3.13.     Finder's Fees.......................................................................   20
  SECTION       3.14.     Absence of Certain Changes..........................................................   20
  SECTION       3.15.     Nature of Transaction...............................................................   22

                                   ARTICLE IV
                      OTHER REPRESENTATIONS AND WARRANTIES

  SECTION       4.01.     Acquisition for Investment..........................................................   22
  SECTION       4.02.     No Other Representations and Warranties.............................................   23

                                    ARTICLE V
                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

  SECTION       5.01.     Access to Records and Properties....................................................   23
  SECTION       5.02.     Operation of the Company and NHTC Parties...........................................   24
  SECTION       5.03.     Consents and Notices................................................................   25
  SECTION       5.04.     Best Efforts to Satisfy Conditions..................................................   25
  SECTION       5.05.     Bridge Loan.........................................................................   25

                                   ARTICLE VI
                       CONDITIONS TO THE MAIN TRANSACTION

  SECTION       6.01.     Conditions to Obligations of NHTC Parties...........................................   26
                (a)  Representations and Warranties; Performance of Obligations...............................   26
                (b)  Charter, By-laws, etc....................................................................   26
                (c)  Consents and Notices.....................................................................   27
                (d)  Legal Restraints........................................................................    27
                (e)  No Company Material Adverse Change.......................................................   27
                (f)  Instruments of Transfer..................................................................   27
                (g)  Receipt..................................................................................   27
                (h)  Opinions of Counsel......................................................................   27
                (i)  Name Change..............................................................................   27
                (j)  Voting Trust.............................................................................   28
                (k)  Heller Options...........................................................................   28
                (l)  Financing................................................................................   28
                (m)  Indemnifying Company Stockholders.........................................................  28
                (n)  Other Matters.............................................................................  28
  SECTION       6.02.     Conditions to Obligations of the Company............................................   28
                (a)  Representations and Warranties; Performance of Obligations...............................   28
                (b)  Charter, By-laws, etc....................................................................   29
                (c)  Consents and Notices.....................................................................   29
                (d)  Legal Restraints.........................................................................   29

                                      -ii-



                                                                                                               Page


                (e)  No NHTC Material Adverse Change..........................................................   29
                (f)  Instruments of Assumption................................................................   30
                (g)  Firm Shares Certificates.................................................................   30
                (h)  Opinions of Counsel......................................................................   30
                (i)  Registration Rights Agreement............................................................   30
                (j)  Corporate Governance.....................................................................   30
                (k)  Employment Agreement......................................................................  30
                (l)  Management Compensation...................................................................  31
                (m)  Fruitseng Contingent Shares..............................................................   31
                (n)  Voting Trust.............................................................................   31
                (o)  Financing................................................................................   31
                (p)  MikeCo Acquisition.......................................................................   31
                (q)  Reservation of Shares...................................................................    31
                (r)  Other Matters............................................................................   31

                                   ARTICLE VII
                          CLOSING DATE AND TERMINATION

  SECTION       7.01.     Closing Date........................................................................   32
  SECTION       7.02.     Termination of Agreement............................................................   32

                                  ARTICLE VIII
                                 INDEMNIFICATION

  SECTION       8.01.     By the Company......................................................................   32
  SECTION       8.02.     By the NHTC Parties.................................................................   34
  SECTION       8.03.     "Losses" Defined....................................................................   35
  SECTION       8.04.     Notice of Claims....................................................................   35
  SECTION       8.05.     Survival of Provisions..............................................................   35
  SECTION       8.06.     Exclusive Remedy....................................................................   36
  SECTION       8.07.     Other Recoveries....................................................................   36

                                   ARTICLE IX
                                  MISCELLANEOUS

  SECTION       9.01.     Board and Executive Committee Representation........................................   36
  SECTION       9.02.     Fruitseng Contingent Shares.........................................................   37
  SECTION       9.03.     Public Announcements................................................................   37
  SECTION       9.04.     Further Actions.....................................................................   37
  SECTION       9.05.     Expenses............................................................................   38
  SECTION       9.06.     Entire Agreement....................................................................   38
  SECTION       9.07.     Descriptive Headings; References....................................................   38
  SECTION       9.08.     Notices.............................................................................   38
  SECTION       9.09.     Governing Law and Forum.............................................................   39
  SECTION       9.10.     Assignment..........................................................................   40
  SECTION       9.11.     Remedies............................................................................   40

                                      -iii-




  SECTION       9.12.     Waivers and Amendments..............................................................   41
  SECTION       9.13.     Third Party Rights..................................................................   41
  SECTION       9.14.     Illegalities........................................................................   41
  SECTION       9.15.     Bulk Sales..........................................................................   41
  SECTION       9.16.     Gender and Plural Terms.............................................................   41
  SECTION       9.17.     Counterparts........................................................................   41

  SIGNATURES..................................................................................................   42



                                    EXHIBITS


  EXHIBIT A               Form of Bill of Sale and Assumption

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 19, 1997 (this "Agreement"), is by and among NATURAL HEALTH TRENDS CORP., a Florida corporation ("NHTC"), and GHA HOLDINGS, INC., a Delaware corporation ("Holdings") and wholly-owned subsidiary of NHTC, on the one hand, and GLOBAL HEALTH ALTERNATIVES, INC., a Delaware corporation (the "Company"), on the other hand, and evidences that, for and in consideration of the mutual covenants set forth herein, and intending to effect a tax-free reorganization under Section 368(a)(1)(C) of the Internal Code of 1986, as amended (the "Code"), the parties hereto hereby agree as follows:

                                    ARTICLE I
                                MAIN TRANSACTION

         SECTION 1.01. Sale and Purchase of Assets. (a) On the Closing Date (as defined in Section 7.01), the Company shall execute and deliver to Holdings a Bill of Sale and Assumption substantially in the form of Exhibit A attached hereto and made part hereof (with such changes thereto as may be agreed upon by the Company and NHTC on or prior to the Closing Date, the "Bill of Sale") and thereby (among other things) sell, transfer, grant, convey, assign and set over to Holdings, and its successors and assigns forever, and Holdings shall execute and deliver to the Company the Bill of Sale and thereby (among other things) purchase and receive from the Company, free and clear of any and all liens, security interests, mortgages, pledges, covenants, easements, encumbrances, defects in title, agreements and claims and rights of third parties ("Liens") (other than Permitted Liens (as hereinafter defined)), all of the rights, title and interest of the Company in, to and under the businesses, franchises, rights, claims, privileges, properties and assets owned, used or held for use by the Company, of every nature and description, tangible and intangible, wherever located and whether or not carried on the books or records of the Company, all as the same shall exist on the date hereof, but subject to such additions and dispositions as shall have occurred in the ordinary course of business after the date hereof or shall otherwise occur with the written consent of Holdings (the foregoing rights, title and interest being hereinafter sometimes collectively referred to as the "Subject Assets"). The Subject Assets are more particularly described in Section 1 of the Bill of Sale.

             (b) For purposes of this Agreement, the term "Permitted Liens" means: (i) Liens for taxes not yet due and payable; (ii) Liens imposed by Laws (as defined in Section 2.07), such as banker's, warehousemen's, mechanic's and materialmen's liens, and other similar statutory or common law liens arising in the ordinary course of business; (iii) Liens arising out of pledges, bonds or deposits under worker's compensation laws, unemployment insurance, old age pension or other social security or retirement benefits or similar legislation and deposits securing obligations for self-insurance arrangements in connection with any of the foregoing; (iv) easements, rights of way, building restrictions, minor defects or irregularities in title and such other encumbrances or charges against property (real, personal or mixed) as are of a nature that do not in a materially adverse way affect the marketability of the same or interfere with the use thereof in the ordinary course of business as presently conducted; (v) Liens arising under Company Contracts (as defined in Section 2.08); (vi) Liens securing indebtedness (x) disclosed or reflected in the Company Financial Statements (as defined in Section 2.03), (y) owed to NHTC or any subsidiary thereof, (z) or otherwise Previously Disclosed (as defined in Article II); and (vii) Liens that will be released and discharged in full on or prior to the Closing Date.

         SECTION 1.02. Assumption of Liabilities. On the Closing Date Holdings shall execute and deliver to the Company the Bill of Sale and thereby (among other things) assume and agree to pay, satisfy and discharge in accordance with their respective terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities are owed) the "Assumed Liabilities" (as defined in Section 2 of the Bill of Sale); provided, however, that the "Assumed Liabilities" do not include, Holdings is not assuming, and the Company is retaining responsibility for and shall remain liable to discharge, pay and perform, the "Retained Liabilities" (as defined in Section 2 of the Bill of Sale).

         SECTION 1.03. Non-Assigned Company Contracts. (a) From and after the Closing (as defined in Section 7.01), the Company shall: (i) hold in trust for the benefit of Holdings all Non-Assigned Company Contracts (as hereinafter defined), (ii) remit (promptly upon receipt thereof) to Holdings all amounts paid to the Company thereunder in respect of the performance thereof by the Company or Holdings thereunder, (iii) cooperate with Holdings in any reasonable arrangement designed to provide for Holdings the benefits thereunder, and (iv) insofar as permissible, assign to Holdings, at Holdings's written request from time to time, any or all of such Non-Assigned Company Contracts. Holdings agrees to perform, in the name and on behalf of the Company, all Non- Assigned Company Contracts as to which the foregoing provisions have been complied with.

             (b) For purposes of this Agreement, the term "Non-Assigned Company Contracts" means those Company Contracts as to which (x) the consent of a party thereto (other than the Company) is required for an assignment thereof, and such consents are not obtained on or before the Closing Date.

         SECTION 1.04. Consideration. (a) Firm Shares. In consideration of the Company's sale of the Subject Assets to Holdings as aforesaid (in addition to Holdings's assumption of the Assumed Liabilities), on the Closing Date NHTC shall issue and deliver to the trustee(s) under the voting trust to be established under the Voting Trust Agreement (as defined in Section 6.01(j)) (such voting trust, the "Voting Trust"; and such trustee(s), in its (their) capacity as such, the "Voting Trustee"), for the benefit of the Company and its respective successors and assigns, and the Voting Trustee shall receive from GHA, free and clear of any and all Liens, pre-emptive and similar rights, 5,800,000 shares (the "Firm Shares") of NHTC's Common Stock, par value $.001 per share ("NHTC Common Stock").

             (b) First Contingent Shares. In further consideration of the Company's sale of the Subject Assets as aforesaid (in addition to Holdings's assumption of the Assumed Liabilities), if Acquired Pre-Tax Earnings during the First Contingent Shares Measure Period (as such terms are defined in Section 1.04(d) below) shall equal or exceed $1,200,000 promptly after the sixtieth
(60th) day after the end of the First Contingent Shares Measure Period, NHTC shall issue and deliver to the Voting Trustee, for the benefit of the Company and its respective successors and assigns, free and clear of all Liens, pre-emptive and similar rights, 800,000 shares of NHTC Common Stock.

             (c) Second Contingent Shares. In further consideration of the Company's sale of the Subject Assets as aforesaid (in addition to Holdings's assumption of the Assumed Liabilities), promptly after the sixtieth (60th) day after the end of the Second Contingent Shares Measure Period, NHTC shall issue and deliver to the Company (or its respective successors and assigns), free and clear of all Liens, pre-emptive and similar rights, a number of shares of NHTC Common Stock having a Fair Market Value (as of such 60th day) equal to the lesser of:

         o (8 x Acquired Pre-Tax Earnings) minus FSFMV minus FCSFMV minus Acquisition Costs, and

         o   $45,000,000

with the terms used in the above formula and provisions having the meanings set forth in Section 1.04(d) below; provided, however, that: (i) no fractional shares of NHTC Common Stock shall be issued under the foregoing; and (ii) all fractional shares of NHTC Common Stock that the Company (or any successor or assign thereof) would otherwise be entitled to receive in accordance with the foregoing shall be aggregated, and if a fractional share of NHTC Common Stock results from such aggregation the Company (or such successor or assign) shall be entitled to receive, in lieu thereof, an additional whole share of NHTC Common Stock.

             (d)  For purposes of this Agreement, the term:

                  "Acquired Pre-Tax Earnings" means the Pre-Tax Earnings of the Existing Businesses and any New Business in Holdings during the First Contingent Shares Measure Period (for purposes of Section 1.04(b)) or Second Contingent Shares Measure Period (for purposes of Section 1.04(c)).

                  "Acquisition" means any transaction, or any series of related transactions, by which Holdings or any of its consolidated subsidiaries: (1) acquires (x) all or a substantial part of the assets (other than through a purchase of inventory in the ordinary course of business), (y) one or more manufacturing lines or (z) a going business or division, of any other person or entity, whether through purchase of assets, merger or otherwise, or (2) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least 50% (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or at least 50% (by percentage or voting power) ownership interest in any partnership, joint venture or limited liability company (other than corporate partnerships or joint ventures covered by the preceding clause).

                  "Acquisition Costs" means the consideration paid at any time on or after the Closing Date and prior to the end of the Second Contingent Shares Measure Period for any Acquisition of an Existing Business or New Business, including (net of any tax benefits) commissions, finders fees, investment banking, legal and accounting fees and disbursements paid in connection therewith and such other transaction costs as shall be agreed upon by the NHTC and the Company (or its successor or assign for such purpose). For this purpose, any such consideration consisting of: (1) NHTC Common Stock shall be valued at the Fair Market Value thereof as of the date of issuance; (2) any promissory notes issued by, or indebtedness assumed by, NHTC or any subsidiary thereof (including Holdings) shall be valued at the face amount of such promissory notes or indebtedness (as the case may be); and (3) any Other Consideration shall be valued at the Fair Market Value thereof. The parties hereto hereby acknowledge and agree that the "Acquisition Costs" of: (A) the Ellon Acquisition shall be limited to any "Contingent Consideration" paid in accordance with (and as defined in) Section 1.04(b) of the Ellon Acquisition
Agreement; (B) the Fruitseng Acquisition shall be limited to any "Contingent Shares" issued in accordance with (and as defined in) Section 1.04(b) of the Fruitseng Acquisition Agreement (as such provision may be modified or amended from time to time, including as contemplated by Section 6.02(l)); (C) any MikeCo Acquisition shall be limited to any shares of NHTC Common Stock issued as the "Consideration" under (and as defined in) the MikeCo Option Agreement (if any); and (D) each of the Ellon Acquisition, Fruitseng Acquisition and Troy
Acquisition shall additionally include legal and accounting fees and disbursements and such other transactional costs attributable to such Acquisition (as opposed to services or other valuable assets or other rights) as shall be agreed upon by the NHTC and the Company (or its successor or assign for such purpose), in the case of each of the foregoing clauses (A), (B), (C) and
(D), at any time on or after the Closing Date and prior to the end of the Second Contingent Shares Measure Period.

                  "Business" means the assets, manufacturing lines, going business or division, corporation, partnership, joint venture or limited liability company the acquisition of which constitutes an "Acquisition" hereunder.

                  "Contingent Shares" means the shares of NHTC Common Stock issued or issuable under Section 1.04(b).

                  "Ellon Acquisition" means the Acquisition  described in clause
(1) of the definition of "Existing Business" in this Section 1.04(c), which was effected pursuant to the Ellon Acquisition Agreement.

                  "Ellon Acquisition Agreement" means that certain Assets Purchase Agreement, dated as of October 15, 1996, by and among the Company, Ellon, Inc., Ellon USA, Inc. and Ralph Kaslof and Leslie J. Kaslof, as the same may be supplemented, modified, amended and/or restated from time to time..

                  "Existing Business" means: (1) Ellon, Inc. ("New Ellon"), a Delaware corporation and wholly-owned subsidiary of the Company, which (in October 1996) completed an Acquisition of substantially all of the assets of Ellon USA, Inc. ("Old Ellon"); (2) Maine Naturals, Inc. (formerly named Fruitseng, Inc.), a Delaware corporation, which (in October 1996) completed an Acquisition of substantially all of the assets of Downeast Cranberry Company, Inc.; (3) Global Health Alternatives (UK) Ltd., an England and Wales corporation and wholly-owned subsidiary of the Company, and the other entities and operations of the Company through which the Company's rights and obligations under the General Agreement of Cooperation between the Company and MEBO Holding Corp. are held and/or performed; (4) the entities and/or operations of the

Company throughwhich the Company's rights and obligations under the Agreement of Development with Kang Ban Technical Trading Company (affiliated with the Beijing University of Traditional Chinese Medicine) are held and/or performed; (5) the entities and/or operations of the Company through which the Company's rights and obligations are held and/or performed under the Option Agreement, dated 5 December 1996, as amended, from the Company to MikeCo, Inc. and Troy Laboratories, Inc., and executed by the Principals (as defined therein), and the secured loans made or to be made thereunder; and (6) any other entities and/or operations of the Company that are included in the Subject Assets.

                  "Fair Market Value" means: (1) when used with reference to NHTC Common Stock, as of any particular date, the average of the mean of the final bid and final ask prices of the NHTC Common Stock for each trading day during the 30-day period immediately preceding such date, provided that: (i) if at the time of determination NHTC Common Stock shall be traded on a national securities exchange or quoted in an automated quotation system for which closing sale price information is published, then such average shall be of the closing sale prices of the NHTC Common Stock on each such trading day; and (ii) if on any such trading day there shall not have been reported final bid and ask prices (or, if applicable, a closing sale price) then such prices (or, if applicable, such price) shall be the final bid and ask prices (or, if applicable, the closing sale price) reported for the next preceding trading day for which such prices (or, if applicable, such price) shall have been reported; and (2) when used with reference to any Other Consideration, the fair market value thereof as determined in good faith by the Board of Directors of NHTC.

                  "FCSFMV"  means  the Fair  Market  Value,  as of the  sixtieth
(60th) day after the First Contingent Shares Measure Period, of the NHTC Common Stock issued or issuable as the First Contingent Shares; provided that if no First Contingent Shares are issued then such "FCSFMV" means zero ($0).

                  "Firm Shares" means the shares of NHTC Common Stock issued or issuable under Section 1.04(a).

                  "First Contingent Shares" means the shares of NHTC Common Stock issued or issuable under Section 1.04(b).

                  "First   Contingent   Shares   Measure   Period"   means   the
twelve-month period ending June 30, 1998.

                  "Fruitseng Acquisition" means the Acquisition described in clause (2) of the definition of "Existing Business" in this Section 1.04(c).

                  "Fruitseng Acquisition Agreement" means that certain Assets Purchase Agreement, dated as of October 15, 1996, by and among the Company, Fruitseng Inc. (now, Maine Naturals, Inc.), Downeast Cranberry Company, Inc. and Robert E. Cleaves, IV, Stephen W. Batzell, Thomas P. Pinansky, John M. Eldredge and Robert C. Bruce, as the same may be supplemented, modified, amended and/or restated from time to time.

                  "FSFMV" means the Fair Market Value, as of the Closing Date, of the NHTC Common Stock issued or issuable as the Firm Shares.

                  "GAAP" means United States generally accepted accounting principles.

                  "MikeCo  Acquisition"  means  any  "Acquisition   Transaction"
effected pursuant to (and as defined in) the MikeCo Option Agreement.

                  "MikeCo Option Agreement" means the Option Agreement referred to in clause (5) of the definition of "Existing Company Business" in this
Section 1.02(b), as the same may be supplemented, modified, amended and/or restated from time to time.

                  "New Business" means any Business that: (i) is not an Existing Business, and (ii) is not, on or prior to the date of acquisition thereof by Holdings or any other subsidiary of NHTC, designated by the Company (or any successor or assign thereof) as an "Excluded New Business" for purposes of this Agreement.

                  "Other Consideration" means, when used with reference to the Acquisition Costs of any Existing Business or New Business, any consideration paid for the purchase or other acquisition thereof excluding: (i) NHTC Common Stock and (ii) any promissory notes issued by, or indebtedness assumed by, NHTC or any subsidiary thereof (including Holdings).

                  "Pre-Tax Earnings" means, with respect to any entity for any period, the income (or loss) from operations before income taxes (if any) of such entity for such period plus any non-cash charges (such as, without limitation, depreciation and amortization) plus any extraordinary or non-recurring expenses incurred during such period related to the disposition of any Business or the revaluation of intangibles.

                  "Second Contingent Shares" means the shares of NHTC Common Stock issued or issuable under Section 1.04(c).

                  "Second   Contingent   Shares   Measure   Period"   means  the
twelve-month period ending June 30, 2000.

             (e) No First Contingent Shares shall be issued if the formula provided under Section 1.04(b) above yields a zero or negative value, and no Second Contingent Shares shall be issued if the formula provided under Section 1.04(c) above yields a zero or negative value; and in either such event NHTC shall have no claim or cause of action against the Company, its successors or assigns or any other person or entity (without prejudice, however, to the rights of NHTC under Article VIII).

         SECTION 1.05. Tax Values. The respective fair market values of the discrete items (or categories of items) of Subject Assets as of the Closing Date, the respective values (for tax purposes) of the discrete items (or categories of items) of Assumed Liabilities as of the Closing Date, and the allocation of the respective values of the Firm Shares and Assumed Liabilities among the Subject Assets, shall be determined as soon as practicable after the Closing Date (but in no event later than 60 days thereafter) through such methodologies (including mutual agreement) as the parties hereto shall agree. The parties hereto shall prepare their respective federal, state, local and foreign income tax returns employing such valuations and shall not take a position in any tax proceeding or tax audit, or otherwise, inconsistent with such valuations; provided, however, that nothing contained in this Section 1.05 shall require any party to contest beyond (or otherwise than by) the exhaustion of administrative remedies before any taxing authority or agency, and no party shall be required to litigate before any court, including, without limitation, United States Tax Court, any proposed deficiency or adjustment by any taxing authority or agency which challenges any such valuation. Each party hereto shall give each other party hereto (i) prompt notice of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority or agency which challenges any such valuation and (ii) the opportunity to participate in any tax audit or tax proceeding which challenges any such valuation.

         SECTION 1.06. "Main Transaction" and "Transactions" Defined. The transactions provided for above in this Article I are hereinafter sometimes referred to as the "Main Transaction"; and the Main Transaction and other transactions contemplated by this Agreement are hereinafter sometimes referred to as the "Transactions".

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to NHTC and Holdings (collectively, the "NHTC Parties"; and each individually, an "NHTC Party") that, except as previously disclosed in writing to one or more of the NHTC Parties (in this Article II (and Section 6.01(a)), "Previously Disclosed"):

         SECTION 2.01. Organization and Existence. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary (as defined below) of the Company, all of which are included in the Subject Assets and the identities of which have been Previously Disclosed, is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has the full corporate power and authority to own and lease their respective properties and assets and to carry on their respective businesses as and where such properties and assets are now owned, leased and/or operated and such businesses are now conducted. The Company has heretofore made available to the NHTC Parties true, correct and complete copies of the respective certificates or articles of incorporation and by-laws (or equivalent governing instruments), each as amended to the date hereof, of the Company and each of its Subsidiaries. Each of the Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned and/or operated by it or the nature of the business now conducted by it requires it to be so licensed or qualified and in which failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its respective obligations under this Agreement and/or to consummate the Transactions (a "Company Material Adverse Effect").

             (b) The Company has made available to the NHTC Parties the original or true copies of the minute books and stock transfer records of the Company and its

Subsidiaries. Such stock transfer records are current and accurate in all material respects.

             (c) For the purposes of this Agreement, the term "Subsidiary" means, of any person or entity, any other entity of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors (or other persons performing similar functions) are directly or indirectly owned by such first person or entity. The Company does not own, directly or indirectly, any equity or proprietary interests or securities of any entity or enterprise organized under the laws of the United States, any state thereof, the District of Columbia or any other domestic or foreign jurisdiction, other than the Subsidiaries thereof Previously Disclosed.

         SECTION 2.02. Consents, Authorizations and Conflicts. (a) Neither the execution and delivery by the Company of this Agreement, the Bill of Sale, the Voting Trust Agreement, the Registration Rights Agreement (as defined in Section 6.02(i) hereof) or any of the other agreements, instruments, certificates or other documents executed and delivered (or to be executed and delivered) by the Company in connection with this Agreement and/or the Transactions (collectively, the "Company Documents"), nor the consummation of the Transactions, nor the performance by the Company of any of its other obligations hereunder or thereunder, require or will require any governmental authority or private party consent, waiver, approval, authorization or exemption (collectively, "Consents") or the giving of any notice ("Notice") applicable to the Company (as opposed to NHTC and Holdings) except for such Consents and Notices: (i) that have been duly obtained (in the case of Consents) or given (in the case of Notices) and are unconditional and in full force and effect, or (ii) of which the failure to obtain (in the case of Consents) or give (in the case of Notices) could not reasonably be expected to have a Company Material Adverse Effect.

             (b) This Agreement and each other Company Document has been (or prior to the Closing will be) duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights. The execution and delivery by the Company of the Company Party Documents, the performance by the Company of its respective obligations thereunder, and the consummation of the Transaction, do not and will not contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or to create or impose any Lien under: (i) the Company's certificate of incorporation or by-laws, or (ii) except where such contravention, conflict, inconsistency, breach, violation, default, right or imposition could not reasonably be expected to have a Company Material Adverse Effect, and assuming satisfaction of the matters referred to in Section 2.02(a):
(x) any Laws applicable or relating to the Company or any of the businesses or assets of the Company or any Subsidiary thereof, or (y) any Company Permit (as defined in Section 2.07) or Company Contract.

         SECTION 2.03. Company Financial Statements. (a) The books of account and other financial and accounting records of the Company and its Subsidiaries are, and during the respective periods covered by the Company Financial

Statements (as hereinafter defined) were, correct and complete in all material respects, fairly and accurately reflect or reflected their respective income, expenses, assets and liabilities, including the nature thereof and the transactions giving rise thereto, and provide or provided a fair and accurate basis for the preparation of the Company Financial Statements. On or before April 10, 1997, the Company will deliver to the NHTC Parties the following unaudited financial statements of the Company (the "Company Financial Statements"): Consolidated Balance Sheet as of December 31, 1997 and Consolidated Statements of Income and Consolidated Statement of Cash Flows for the periods then ended. The Company Financial Statements will be prepared in conformity with GAAP, consistently applied, and will be correct and complete in all material respects, and fairly present the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods covered thereby.

             (b) As of the date of this Agreement, neither the Company nor its Subsidiaries has any indebtedness, liabilities or obligations (absolute, contingent or otherwise) other than those: (i) that will be set forth or reserved against in the most recent of the Company Financial Statements, (ii) incurred since the Company Base Date in the ordinary course of its business or otherwise consistent with recent past practice that are, individually and in the aggregate, of an immaterial nature and amount, (iii) arising under $645,000 aggregate principal amount of 12 1/2% Promissory Notes of the Company ("Bridge Notes") and warrants to purchase Common Stock of the Company ("Company Warrants") issued after the Company Base Date, (iv) arising under Laws, Company Permits and/or Company Contracts, and (v) which could not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 2.04. Title to Subsidiary Shares. The Company or one or more of its Subsidiaries is the record and beneficial owner of all of the outstanding capital stock of each Subsidiary of the Company, free and clear of all Liens (other than Permitted Liens).

         SECTION 2.05. Company Properties; Liens. The Company has good and marketable title to the Subject Assets, free and clear of all Liens (other than Permitted Liens). Each Subsidiary of the Company has good and marketable title to its interests in its properties and assets (real, personal or mixed, tangible or intangible), free and clear of all Liens (other Permitted Liens).

         SECTION 2.06. Company Insurance. The Company has heretofore delivered to the NHTC Parties a true, correct and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries. There are no material claims pending under any such policies or material disputes with underwriters, and all premiums due and payable have been paid. There are no pending or threatened terminations with respect to any such policies, and the Company and its Subsidiaries are in compliance in all material respects with all conditions contained therein. All such policies are in full force and effect.

         SECTION 2.07. Company Litigation and Compliance. (a) Except as Previously Disclosed or (in the case of the following clauses (iii) and (v)
only) where such events or circumstances could not reasonably be expected to have a Company Material Adverse Effect: (i) there are no governmental authority or private party actions, suits, claims, proceedings or investigations pending or threatened against the Company, any Subsidiary thereof or any Company
Securityholder: (x) relating to either the Company, any Subsidiary thereof or any properties or assets now or previously owned, leased or operated by the Company or any Subsidiary thereof, (y) which questions or challenges the validity of this Agreement or any other Company Party Document or any action taken or to be taken by the Company or any Company Securityholder pursuant thereto, or (z) which questions or challenges the Company's or any of its Subsidiary's right, title or interest in or to any of its properties or assets;
(ii) neither the Company nor any Subsidiary thereof is the subject of any judgment, order or decree of any governmental authority, court or arbitrator;
(iii) the Company and each of its Subsidiaries is in compliance with all federal, state, local and foreign laws, statutes, ordinances, codes, judgments, orders, decrees, directives, rules and regulations of any governmental authority, court or arbitrator ("Laws") applicable or relating to its business, properties or assets; (iv) neither the Company nor any of its Subsidiaries has engaged in any unfair trade practice, committed any commercial or other fraud, paid or provided any kickbacks, bribes or other gratuitous goods or services in order to solicit, secure or maintain any business or commercial relationship, or committed any act or omission actionable under the federal Racketeer Influenced and Corrupt Organizations Act, as amended ("RICO"), or any similar state Laws, or under the federal Foreign Corrupt Practices Act (assuming for this purpose that the Company has securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or any similar state Laws, nor has any Company Securityholder or any other person or entity engaged in or committed any such acts or omissions or made any such payments in order to benefit, directly or indirectly, the Company, any Subsidiary or the prospects thereof; and (v) the Company and each Subsidiary thereof has obtained all governmental licenses, permits, rights, privileges, registrations, exemptions, required reports, franchises, authorizations and other consents which are required under any applicable Laws ("Permits") to own and/or operate the respective businesses, properties, assets and operations of the Company and its Subsidiaries ("Company Permits"). All Company Permits are valid and in full force and effect, and there exists no default or violation by the Company under any Company Permit which could reasonably be expected to have a Company Material Adverse Effect. No event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or both) could reasonably be expected to result, in the revocation or non-renewal of any Company Permit the revocation or non-renewal of which could reasonably be expected to have a Company Material Adverse Effect.

         SECTION 2.08. Company Contracts. (a) In this Agreement, the term: (i) "Contract" means any contract, agreement, instrument, undertaking, bid, commitment or arrangement, written or oral, of any kind or description whatsoever (including without limitation all leases (of real or personal property), licenses, indentures, credit agreements, debt instruments, guarantees, mortgages, security agreements, joint venture agreements, company or business acquisition or disposition agreements, concession agreements, management agreements, consulting agreements, employment agreements, powers of attorney, agency agreements, equipment purchase orders, customer purchase orders, supply orders, indemnity agreements, and agreements or covenants not to compete); and (ii) the term "Company Contract" means any Contract to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are subject or bound.

             (b) The Company has Previously Disclosed all Company Contracts (other than routine purchase or supply orders, those for routine services provided to the Company or a Subsidiary thereof, and those terminable at will or upon 60 days' or less notice without the payment of any penalty, bonus, severance payment or additional compensation) existing on the date hereof, and provided to the NHTC Parties true, complete and correct copies of all such Company Contracts requested to be reviewed thereby. Except where such event or circumstance could not reasonably be expected to have a Company Material Adverse
Effect: (i) all Company Contracts are in full force and effect in accordance with the written terms thereof, and there are no outstanding defaults by the Company, any Subsidiary thereof or any other party under any Company Contract,
(ii) no event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or both) could reasonably be expected to result, in a default under any Company Contract, and (iii) no other party to any Company Contract has asserted the right, and no such party has any right, to renegotiate or modify the terms or conditions of any Company Contract.

         SECTION 2.09. Company Taxes. (a) The Company and each Subsidiary thereof have filed all Tax returns required to be filed by them, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any Taxes which were payable pursuant to said return, except where the failure to so file or such default could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary thereof has, since their respective inceptions, been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. As of December 31, 1996, the Company and each of its Subsidiaries has paid or accrued on its books and records all liability for Taxes with respect to all periods or portions thereof ending on or before such date. For the period January 1, 1997 through the Closing Date, neither the Company nor any Subsidiary thereof has incurred any liability for Taxes other than Taxes arising in the ordinary course of business with respect to such period. Neither the Company nor any Subsidiary thereof: (i) is under audit, examination or review by any taxing authority nor has any such audit, examination or review been threatened; (ii) has received notice of any proposed or actual assessment or deficiency with respect to Taxes; (iii) has extended the statute of limitation with respect to the assessment or collection of any Taxes.

             (b) For purposes of this Agreement, the terms "Tax" or "Taxes" mean all taxes, charges, levies or other like assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, capital, payroll, employment, excise, stamp, property or other taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any federal, state, local or foreign governmental authority.

         SECTION 2.10. Company Employee Plans. (a) Except as Previously Disclosed, there is no, and has not been for the five-year period preceding the Closing Date any, "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which (x) is or was subject to any provision of ERISA, and (y) is or was maintained, administered or contributed to by the Company or any ERISA Affiliate (as defined below) thereof that covers any employee or former employee of the Company or any ERISA Affiliate thereof or under which the Company or any such ERISA Affiliate has any material liability, which has not, as of the date hereof, been disclosed in writing to NHTC and a copy thereof delivered to the NHTC Parties. Such plans are hereinafter referred to collectively as the "Company Employee Plans"; and for purposes of this Agreement, "ERISA Affiliate" means, of any person or entity, any other person or entity which is a member of a controlled group of corporations with such person (within the meaning of Section 414(b), 414(c) or 414(m) of the Code).

             (b)  Except  as  Previously   Disclosed,   there  are  no  material
liabilities relating to any Company Employee Plan. Prior to the date hereof there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal quarter ended on December 31, 1996. Each Company Employee Plan is and has been since inception in compliance in all material respects with the applicable provisions of ERISA and the applicable provisions of the Code. All contributions required to be made to each Company Employee Plan have been timely made. Each Company Employee Plan intended to be qualified under Section 401 of the Code (if any) is so qualified and has received a favorable determination letter from the U.S. Internal Revenue Service ("IRS"). No Company Employee Plan is or was a "defined benefit plan", as defined in Section 3(35) of ERISA, or a "multiemployer plan", as defined in Section 3(37)(A) of ERISA. There are no pending or threatened investigations, audits, examinations or inquiries by any governmental authority involving any Company Employee Plan, no threatened or pending claims (except for claims for benefits payable in the ordinary course), suits or proceedings against any Company Employee Plan or asserting any rights or claims to benefits under any Company Employee Plan which could give rise to any liability, nor are there any facts which could give rise to any liability in the event of any such investigation, audit, examination, inquiry, claim, suit or proceeding.

         SECTION 2.11. Company Environmental Compliance. (a) Except where such events or circumstances could not reasonably be expected to have a Company Material Adverse Effect: (i) the respective properties and operations of the Company and its Subsidiaries are in compliance with all applicable Laws and Permits regulating, relating to or imposing liability or standards of conduct relating to environmental matters or the protection of human health or the environment ("Environmental Laws"); (ii) neither the Company nor any Subsidiary thereof has received any citation, summons, order, complaint, penalty, investigation or review, or request for information or other action, by any governmental authority or private party with respect to any: (x) alleged violation by the Company or any Subsidiary thereof of any Environmental Laws,
(y) alleged failure by the Company or any Subsidiary thereof to have any Permit under any Environmental Laws, or (z) use, possession, generation, treatment, storage, recycling, transportation or disposal (collectively "Management") or "release" (as defined in the Comprehensive Environmental Response, Compensation and Liability of Act of 1980, as amended ("CERCLA")) of any Hazardous Material (as hereinafter defined) by or on behalf of the Company or any Subsidiary thereof; and (iii) no Hazardous Material Managed by or on behalf of the Company or any Subsidiary thereof has been "released" on any property of the Company or any Subsidiary thereof, or has come to be located at any site (including any property of the Company or any Subsidiary thereof) which is listed or proposed for listing on the National Priority List under CERCLA, the federal Comprehensive Environmental Response, Compensation and Liability Information System

("CERCLIS") or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims for investigation, clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

             (b) For purposes of this Agreement, the term "Hazardous Material" means and includes any hazardous or toxic or polluting substance or waste, including petroleum products and radioactive materials.

         SECTION 2.12. Finder's Fees. Except as Previously Disclosed, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company, any Subsidiary of the Company or any principal stockholder of the Company who may be entitled to any fee or commission from either of the NHTC Parties or any of their respective affiliates upon consummation of, or otherwise in connection with, the Transaction.

         SECTION 2.13. Absence of Certain Changes. Since the Company Base Date, except as Previously Disclosed or as consented to by either of the NHTC Parties:
(A) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and/or otherwise consistent with recent past practice; (B) there has been no material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its respective obligations under this Agreement and to consummate the Transactions; and (C) without intending to limit the generality of the foregoing, neither the Company nor any Subsidiary thereof has:

                  (i) amended its certificate or articles of incorporation or by-laws;

                  (ii) made or agreed to make any increase in the compensation payable to any officer, director, employee, consultant, agent or representative, or paid or agreed to pay any bonus or extraordinary compensation to any such person;

                  (iii) entered into or completed any transaction or Company Contract, or amended or terminated any transaction or Company Contract, except: (1) Bridge Notes and Company Warrants, substantially similar to those in existence at the date hereof, issued to new investors in the Company, and (2) transactions and agreements entered into in the ordinary course of business and/or otherwise consistent with recent past practice;

                  (iv) cancelled or waived any claim or right of substantial value;

                  (v) increased (or experienced any adverse change in any assumption underlying any method of calculating) bad debts, contingencies or other reserves from that reflected in the Company Financial Statements;

                  (vi) sold, assigned, transferred, licensed or otherwise disposed of, encumbered, permitted to lapse, or suffered any Lien (other than Permitted

         Liens) on or with respect to, any of its properties or assets, except in the ordinary course of business or otherwise pursuant to Company Contracts Previously Disclosed;

                  (vii) issued or sold any debt securities (other than Bridge Notes, substantially similar to those in existence at the date hereof), or granted any rights calling for the issuance or sale of any debt securities (including without limitation options, warrants, convertible or exchangeable securities or similar rights) (other than Company Warrants Notes, substantially similar to those in existence at the date hereof);

                  (viii) created or otherwise become liable with respect to any indebtedness for borrowed money (except Bridge Notes) or the purchase of property, plant or equipment;

                  (ix)guaranteed, indemnified or otherwise became liable for the obligations or liabilities of another person or entity; or

                  (x) agreed or committed, whether or not in writing, to do any of the foregoing.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE NHTC PARTIES

         Each of NHTC and Holdings hereby represents and warrants to the Company that, except as previously disclosed in the SEC Filings (as defined in Section 3.12) or otherwise in writing to the Company (in this Article III (and Section 6.02(a)), "Previously Disclosed"):

         SECTION 3.01. Organization and Existence. (a) NHTC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each other Subsidiary of NHTC, the identities of which has been Previously Disclosed, is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of NHTC and its Subsidiaries has the full corporate power and authority to own and lease their respective properties and assets and to carry on their respective businesses as and where such properties and assets are now owned and/or operated and such businesses are now conducted. NHTC has heretofore made available to the Company true, correct and complete copies of the respective certificates or articles of incorporation and by-laws (or equivalent governing instruments), each as amended to the date hereof, of NHTC, Holdings and each other Subsidiary of NHTC. Each of NHTC and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned and/or operated by it or the nature of the business now conducted by it requires it to be so licensed or qualified and in which failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of NHTC and its Subsidiaries, taken as a whole, or on the ability of NHTC or Holdings to perform their respective obligations under this Agreement and/or to consummate the Transactions (an "NHTC Material Adverse Effect").

             (b) NHTC does not own, directly or indirectly, any equity or proprietary interests or securities of any entity or enterprise organized under the laws of the United States, any state thereof, the District of Columbia or any other domestic or foreign jurisdiction, other than Subsidiaries thereof Previously Disclosed.

             (c) Holdings is a special purpose corporation formed solely for the purpose of engaging in the Transactions. Holdings has virtually no assets or liabilities, and since the date of its incorporation Holdings has not engaged in any business or other activities except in connection with the Transactions.

         SECTION 3.02. Consents, Authorizations and Conflicts. (a) Neither the execution and delivery by the Voting Trustee of the Voting Trust Agreement nor the execution and delivery by the NHTC Parties of this Agreement, the Bill of Sale (in the case of Holdings), the Registration Rights Agreement (in the case of NHTC) or any of the other agreements, instruments, certificates or other documents executed and delivered (or to be executed and delivered) by either NHTC Party in connection with this Agreement and/or the Transactions (collectively (including the Voting Trust Agreement), the "NHTC Party Documents"), nor the consummation of the Transaction, nor the performance by either NHTC Party or the Voting Trustee of their other respective obligations thereunder, require any Consent or any Notice applicable to either NHTC Party or the Voting Trustee (as opposed to any Company Party) (including without limitation such Consents and Notices as may be necessary or appropriate in order to preserve for (x) the educational/vocational operations and facilities of NHTC and its Subsidiaries (the "NHTC Educational Facilities") their accredited status, and (y) students of the NHTC Educational Facilities, as such, access to the financial aid programs to which they currently have access, at substantially current levels) except for such Consents and Notices: (i) that have been duly obtained (in the case of Consents) or given (in the case of Notices) and are unconditional and in full force and effect, or (ii) of which the failure to obtain (in the case of Consents) or give (in the case of Notices) could not reasonably be expected to have an NHTC Material Adverse Effect.

             (b) This Agreement and each other NHTC Party Document has been (or prior to the Closing will be) duly authorized, executed and delivered by the NHTC Party(ies) party thereto and constitute the legal, valid and binding obligations of the NHTC Party(ies) party thereto enforceable against such NHTC Party(ies) in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights. The execution and delivery by the NHTC Parties and the Voting Trustee of the NHTC Party Documents to which they are respectively a party, the performance by the NHTC Parties and the Voting Trustee of their respective obligations thereunder, and the consummation of the Transaction, do not will not contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or to create or impose any Lien under: (i) either NHTC Party's certificate or articles of incorporation or by-laws, or (ii) except where such contravention, conflict, inconsistency, breach, violation, default, right or imposition could not reasonably be expected to have an NHTC Material Adverse Effect, and assuming satisfaction of the matters referred to in Section 3.02(a): (x) any Laws applicable or relating to either NHTC Party or the Voting Trustee or any of the businesses or assets of NHTC or any Subsidiary thereof, or (y) any NHTC Permit (as defined in Section 3.07) or NHTC Contract (as defined in Section 3.08).

         SECTION 3.03. NHTC Financial Statements. (a) The books of account and other financial and accounting records of NHTC and its Subsidiaries are, and during the respective periods covered by the NHTC Financial Statements (as hereinafter defined) were, correct and complete in all material respects, fairly and accurately reflect or reflected their respective income, expenses, assets and liabilities, including the nature thereof and the transactions giving rise thereto, and provide or provided a fair and accurate basis for the preparation of the NHTC Financial Statements. Such books of account and records have been maintained in accordance with the Exchange Act and all applicable rules and regulations of: (i) the U.S. Securities and Exchange Commission ("SEC"), (ii) the U.S. Department of Education ("USDOE"), (iii) the Florida Department of Education and its State Board of Independent Postsecondary, Vocational, Technical, Trade and Business Schools (the "Florida State Board"), and (iv) all applicable accreditation bodies who have presently accredited any of the NHTC Educational Facilities. Prior to the date hereof NHTC has delivered to the Company the audited and unaudited financial statements of NHTC appearing in the SEC Filings (the "NHTC Financial Statements"). The NHTC Financial Statements include the consolidated balance sheet of NHTC as of September 30, 1996 (the
"NHTC Base Date"). The NHTC Financial Statements have been prepared in conformity with GAAP, consistently applied, are correct and complete in all material respects, and fairly present the consolidated financial position of NHTC as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods covered thereby.

             (b) As of the date of this Agreement, neither NHTC nor its Subsidiaries has any indebtedness, liabilities or obligations (absolute, contingent or otherwise) other than those: (i) set forth or reserved against in the most recent of the NHTC Financial Statements, (ii) incurred since the NHTC Base Date in the ordinary course of its business or otherwise consistent with recent past practice that are, individually and in the aggregate, of an immaterial nature and amount, (iii) arising under Laws, NHTC Permits and/or NHTC Contracts, and (iv) which could not reasonably be expected to have an NHTC Material Adverse Effect.

         SECTION 3.04. NHTC Capitalization. (a) The authorized capital stock of NHTC consists of: (i) 40,000,000 shares of NHTC Common Stock, of which (A) 11,900,471 shares are issued and outstanding, (B) 648,666 shares are reserved for issuance under outstanding options granted under the NHTC Plan prior to the date hereof, (C) ________________ shares are reserved for issuance under Class A Warrants and Class B Warrants (collectively, "NHTC Warrants") issued prior to the date hereof, and (D) 5,800,000 are reserved for issuance as the Firm Shares; and (ii) 1,500,000 shares of undesignated Preferred Stock, par value $.001 per share, none of which are issued or outstanding. All of the shares described in the foregoing clause (i)(A) have been, and all of the Firm Shares, Contingent Shares and shares of NHTC Common Stock to be issued in lieu of the shares of Company Common Stock issuable pursuant to Section 1.04(b) of the Fruitseng Acquisition Agreement (as such provision shall be modified and amended as contemplated under Section 9.02 hereof) will (upon the issuance and delivery of certificates therefor) be, duly authorized, validly issued, fully paid and nonassessable, and no personal liability attaches to, or will attach to, the ownership thereof. Except as Previously Disclosed or hereinabove described, there are no issued, outstanding or existing: (1) preemptive or similar rights with respect to the issuance or sale of any capital stock of NHTC; (2) securities convertible into or exchangeable for any shares of capital stock of NHTC or any Subsidiary thereof; (3) options, warrants or other rights to purchase or subscribe for any shares of capital stock of NHTC or for securities convertible into or exchangeable for any shares of capital stock of the NHTC or any Subsidiary thereof; or (4) agreements or commitments of any kind or description relating to the issuance or purchase of any shares of capital stock of NHTC or any Subsidiary thereof, any such convertible or exchangeable securities or any such options, warrants or other rights.

             (b) NHTC or one or more of its Subsidiaries is the record and beneficial owner of all of the outstanding capital stock of each Subsidiary of NHTC, free and clear of all Liens (other than Permitted Liens). Holdings is a direct, wholly-owned subsidiary of NHTC.

         SECTION 3.05. NHTC Properties; Liens. Each of NHTC and each of its Subsidiaries has good and marketable title to its interests in its properties and assets (real, personal or mixed, tangible or intangible), free and clear of all Liens (other than Permitted Liens).

         SECTION 3.06. NHTC Insurance. NHTC has heretofore delivered to the Company a true, correct and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of NHTC and its Subsidiaries. There are no material claims pending under any such policies or material disputes with underwriters, and all premiums due and payable have been paid. There are no pending or threatened terminations with respect to any such policies, and NHTC and its Subsidiaries are in compliance in all material respects with all conditions contained therein. All such policies are in full force and effect.

         SECTION 3.07. NHTC Litigation and Compliance. (a) Except as Previously Disclosed or (in the case of the following clauses (iii) and (v) only) where such events or circumstances could not reasonably be expected to have an NHTC Material Adverse Effect: (i) there are no governmental authority or private party actions, suits, claims, proceedings or investigations pending or threatened against NHTC, Holdings, any other Subsidiary of NHTC or any principal stockholder thereof: (x) relating to either NHTC, Holdings, any other Subsidiary of NHTC or any properties or assets now or previously owned, leased or operated by NHTC, Holdings or any other Subsidiary of NHTC, (y) which questions or challenges the validity of this Agreement or any other NHTC Party Document or any action taken or to be taken by NHTC or Holdings pursuant thereto, or (z) which questions or challenges NHTC's or any of its Subsidiary's right, title or interest in or to any of its properties or assets; (ii) neither NHTC, Holdings nor any other Subsidiary of NHTC is the subject of any judgment, order or decree of any governmental authority, court or arbitrator; (iii) NHTC and each of its Subsidiaries is in compliance with all Laws applicable or relating to its business, properties or assets; (iv) neither NHTC nor any of its Subsidiaries has engaged in any unfair trade practice, committed any commercial or other fraud, paid or provided any kickbacks, bribes or other gratuitous goods or services in order to solicit, secure or maintain any business or commercial relationship, or committed any act or omission actionable under RICO or any similar state Laws, or under the federal Foreign Corrupt Practices Act or any similar state Laws, nor has any principal stockholder or any other person or entity engaged in or committed any such acts or omissions or made any such payments in order to benefit, directly or indirectly, NHTC, any Subsidiary or the prospects thereof; and (v) NHTC and each Subsidiary thereof has obtained all Permits to own and/or operate the respective businesses, properties, assets and operations of the Company and its Subsidiaries (including without limitation such Permits as may be necessary or appropriate in order afford to students of the NHTC Educational Facilities, as such, access to the financial aid programs described in the SEC Filings, at substantially current levels) ("NHTC Permits"). All NHTC Permits are valid and in full force and effect, and there exists no default or violation by the Company under any Company Permit which could reasonably be expected to have an NHTC Material Adverse Effect. No event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or both) could reasonably be expected to result, in the revocation or non-renewal of any NHTC Permit the revocation or non-renewal of which could reasonably be expected to have an NHTC Material Adverse Effect.

         SECTION 3.08. NHTC Contracts. (a) In this Agreement, the term "NHTC Contract" means any Contract to which NHTC, Holdings or any other Subsidiary of NHTC is a party or by which any of their properties or assets are subject or bound.

             (b) NHTC has Previously Disclosed all NHTC Contracts (other than routine purchase or supply orders, those for routine services provided to the Company or a Subsidiary thereof, and those terminable at will or upon 60 days' or less notice without the payment of any penalty, bonus, severance payment or additional compensation) existing on the date hereof, and provided to the Company true, complete and correct copies of all such NHTC Contracts requested to be reviewed thereby. Except where such event or circumstance could not reasonably be expected to have an NHTC Material Adverse Effect: (i) all NHTC Contracts are in full force and effect in accordance with the written terms thereof, and there are no outstanding defaults by NHTC, any Subsidiary thereof or any other party under any NHTC Contract, (ii) no event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or both) could reasonably be expected to result, in a default under any NHTC Contract, and (iii) no other party to any NHTC Contract has asserted the right, and no such party has any right, to renegotiate or modify the terms or conditions of any NHTC Contract.

         SECTION 3.09. NHTC Taxes. NHTC and each Subsidiary thereof have filed all Tax returns required to be filed by them, which returns are complete and correct in all material respects, and neither NHTC nor any Subsidiary is in default in the payment of any Taxes which were payable pursuant to said returns, except where the failure to so file or such default could not reasonably be expected to have an NHTC Material Adverse Effect. Neither NHTC nor any Subsidiary thereof has, for the five-year period preceding the Closing Date, been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code. As of December 31, 1996, the Company and each of its Subsidiaries has paid or accrued on its books and records all liability for Taxes with respect to all periods or portions thereof ending on or before such date. For the period

January 1, 1997 through the Closing Date, neither the Company nor any Subsidiary thereof has incurred any liability for Taxes other than Taxes arising in the ordinary course of business with respect to such period. Neither the Company nor any Subsidiary thereof: (i) is under audit, examination or review by any taxing authority nor has any such audit, examination or review been threatened; (ii) has received notice of any proposed or actual assessment or deficiency with respect to Taxes; (iii) has extended the statute of limitation with respect to the assessment or collection of any Taxes.

         SECTION 3.10. NHTC Employee Plans. (a) Except as Previously Disclosed, there is no, and has not been for the five-year period preceding the Closing Date any, "employee benefit plan" (as defined in Section 3(3) of ERISA) which
(x) is or was subject to any provision of ERISA, and (y) is or was maintained, administered or contributed to by NHTC or any ERISA Affiliate thereof that covers any employee or former employee of NHTC or any ERISA Affiliate thereof or under which NHTC or any such ERISA Affiliate has any material liability, which has not, as of the date hereof, been disclosed in writing to the Company and a copy thereof delivered to the Company. Such plans are hereinafter referred to collectively as the "NHTC Employee Plans".

             (b) Except as Previously Disclosed, there are no material liabilities relating to any NHTC Employee Plan. Prior to the date hereof there has been no amendment to, written interpretation or announcement (whether or not written) by NHTC or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any NHTC Employee Plan which would increase the expense of maintaining such NHTC Employee Plan above the level of the expense incurred in respect thereof for the fiscal quarter and fiscal year ended on December 31, 1996. Each NHTC Employee Plan is and has been since inception in compliance in all material respects with the applicable provisions of ERISA and the applicable provisions of the Code. All contributions required to be made to each NHTC Employee Plan have been timely made. Each NHTC Employee Plan intended to be qualified under Section 401 of the Code (if any) is so qualified and has received a favorable determination letter from the IRS. No NHTC Employee Plan is or was a "defined benefit plan", as defined in Section 3(35) of ERISA, or a "multiemployer plan", as defined in Section 3(37)(A) of ERISA. There are no pending or threatened investigations, audits, examinations or inquiries by any governmental authority involving any NHTC Employee Plan, no threatened or pending claims (except for claims for benefits payable in the ordinary course), suits or proceedings against any NHTC Employee Plan or asserting any rights or claims to benefits under any NHTC Employee Plan which could reasonably be expected to give rise to any liability, nor are there any facts which could give rise to any liability in the event of any such investigation, audit, examination, inquiry, claim, suit or proceeding.

         SECTION 3.11. NHTC Environmental Compliance. Except where such events or circumstances could not reasonably be expected to have an NHTC Material Adverse Effect: (i) the respective properties and operations of NHTC and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) neither NHTC nor any Subsidiary thereof has received any citation, summons, order, complaint, penalty, investigation or review, or request for information or other action, by any governmental authority or private party with respect to any: (x) alleged violation by NHTC or any Subsidiary thereof of any Environmental Laws, (y) alleged failure by NHTC or any Subsidiary thereof to have any Permit under any Environmental Laws, or (z) Management or "release" (as defined in

CERCLA) of any Hazardous Material by or on behalf of NHTC or any Subsidiary thereof; and (iii) no Hazardous Material Managed by or on behalf of NHTC or any Subsidiary thereof has been released on any property of NHTC or any Subsidiary thereof, or has come to be located at any site (including any property of NHTC or any Subsidiary thereof) which is listed or proposed for listing on the National Priority List under CERCLA, CERCLIS or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims for investigation, clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

         SECTION 3.12. SEC Filings. NHTC has previously delivered to the Company true, correct and complete copies of the following documents filed with the SEC (collectively, the "SEC Filings"): (i) NHTC's annual reports on Form 10-K for its fiscal years ended December 31, 1995 and December 31, 1996, (ii) NHTC's quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, (iii) NHTC's proxy or information statements relating to meetings of, or actions taken without a meeting by the stockholders of NHTC held since January 1, 1993, and (iv) all of its other reports, registration statements (including under the Securities Act of 1933, as amended (the "Securities Act")) and other filings (including amendments) filed by NHTC with the SEC since January 1, 1996. Each SEC Filing filed under the Exchange Act contains the disclosures required to be made therein under the Exchange Act and, as of the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each SEC Filing filed under the Securities Act contains the disclosures required to be made therein under the Securities Act and, as of the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 3.13. Finder's Fees. Except as Previously Disclosed, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, NHTC, Holdings, any other Subsidiary of NHTC or principal stockholder of NHTC who may be entitled to any fee or commission from any of the Company Parties or any of their respective affiliates upon consummation of, or otherwise in connection with, the Transaction.

         SECTION 3.14. Absence of Certain Changes. Since the NHTC Base Date, except as Previously Disclosed or as consented to by the Company: (A) NHTC and its Subsidiaries have conducted their respective businesses only in the ordinary course and/or otherwise consistent with recent past practice; (B) there has been no material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of NHTC and its Subsidiaries, taken as a whole, or on the ability of the NHTC Parties to perform their respective obligations under this Agreement and to consummate the Transaction; and (C) without intending to limit the generality of the foregoing, neither NHTC, Holdings Company nor any other Subsidiary of NHTC has:

                  (i) amended its certificate or articles of incorporation or by-laws;

                  (ii) made or agreed to make any increase in the compensation payable to any officer, director, employee, consultant, agent or representative, or paid or agreed to pay any bonus or extraordinary compensation to any such person;

                  (iii) entered into or completed any transaction or Company Contract, or amended or terminated any transaction or Company Contract, except: (1) the offer and issuance of shares of NHTC Common Stock in an offering exempt from the registration requirements of the Securities Act under Regulation S (the "Reg. S Offering"), and (2) transactions and agreements entered into in the ordinary course of business and/or are consistent with recent past practice;

                  (iv) cancelled or waived any claim or right of substantial value;

                  (v) increased (or experienced any adverse change in any assumption underlying any method of calculating) bad debts, contingencies or other reserves from that reflected in the NHTC Financial Statements;

                  (vi) sold, assigned, transferred, licensed or otherwise disposed of, encumbered, permitted to lapse, or suffered any Lien (other than Permitted Liens) on or with respect to, any of its properties or assets, except in the ordinary course of business or otherwise pursuant to NHTC Contracts Previously Disclosed;

                  (vii) declared, paid or set aside for payment any dividend or other distribution (whether in cash, securities or other property) in respect of any of its capital stock;

                  (viii) issued or sold any shares of its capital stock (other than NHTC Common Stock pursuant to the Reg. S Offering) or debt securities, or granted any rights calling for the issuance or sale of any of the foregoing (including without limitation options, warrants, convertible or exchangeable securities or similar rights);

                  (ix) purchased, redeemed or otherwise acquired (whether or not for value) any shares of its capital stock;

                  (x) created or otherwise became liable with respect to any indebtedness for borrowed money or the purchase of property, plant or equipment;

                  (xi) guaranteed, indemnified or otherwise become liable for the obligations or liabilities of another person or entity; or

                  (xii) agreed or committed, whether or not in writing, to do any of the foregoing.

         SECTION 3.15. Nature of Transaction. NHTC acknowledges that the Main Transaction is a purchase of a business in its entirety as a going concern to be directed and operated by NHTC, and not an investment in, or a purchase and sale of, securities under the Securities Act, Exchange Act or the securities or Blue Sky laws of any state ("Blue Sky Laws"). NHTC is acquiring its 100% ownership interest in the Subsidiaries of the Company for its own account for strategic business purposes and with no present intention of offering, selling or distributing of all or any part of such interest.

                                   ARTICLE IV
                      OTHER REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Acquisition for Investment. (a) The Company hereby acknowledges its understanding that the Firm Shares and any Contingent Shares to be acquired by it (or by the Voting Trustee for its benefit) under Article I (collectively, the "Main Transaction Shares") are not registered under the Securities Act, or registered or qualified under any Blue Sky Laws, on the grounds that the offering, sale, issuance and delivery thereof are exempt from the registration and/or qualification requirements thereof, and that NHTC's reliance on such exemption is predicated in part on the following representation, warranties, covenants, agreements and acknowledgments of the Company. The Company hereby represents and warrants to and covenants and agrees with NHTC that the Company: (1) has been furnished with all information which the Company deems necessary to evaluate the merits and risks of the acquisition of the Main Transaction Shares; (2) has had the opportunity to ask questions and receive answers concerning the information received about the Main Transaction Shares and NHTC; (3) has been given the opportunity to obtain any additional information the Company deems necessary to verify the accuracy of any information obtained concerning the Main Transaction Shares and NHTC; (4) by reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by the Company to advise it with respect to such the Company's investment in the Main Transaction Shares, the Company, together with such advisors (if any), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Main
Transaction Shares; (5) is acquiring the Main Transaction Shares for the Company's own account for investment purposes and with no present intention of offering, selling or distributing of all or any part of the Main Transaction Shares (or any interest therein), except as set forth in Section 4.01(b) below;
(6) received the offer to invest in the Main Transaction Shares on a personal contact basis and not by means of any general solicitation or general advertising; (7) understands that: (i) the Main Transaction Shares have not been registered or qualified under the Securities Act or any Blue Sky Laws and cannot be resold unless the Main Transaction Shares are subsequently so registered and qualified or an exemption from such registration and qualification is available, and (ii) neither NHTC nor any other person is obligated to effect such registration or qualification (except to the extent provided in the Registration Rights Agreement); (8) will not offer, sell, transfer, distribute or otherwise dispose of the Main Transaction Shares except in compliance with the Securities Act and all applicable Blue Sky Laws; (9) has adequate means of providing for the Company's current needs and foreseeable contingencies and has no need for its investment in the Main Transaction Shares to be liquid; (10) is able to bear the economic risk of the investment in the Main Transaction Shares indefinitely;
(11) is currently able to afford the complete loss of such investment; and (12) consents to the placing of a legend on the certificate(s) representing the Main Transaction Shares stating that such securities have not been registered under the Securities Act and setting forth the restrictions on transfer contemplated hereby and to the placing of a stop transfer order on the books of NHTC (and any transfer agent thereof) against the Main Transaction Shares until the same may be legally resold or distributed.

             (b) NHTC hereby: (1) acknowledges its understanding that it is the present intention of the Company to distribute, assign and/or otherwise transfer to its stockholders, on a pro rata basis and as part of a complete liquidation of the Company: (i) the Company's beneficial interest under the Voting Trust to the Firm Shares, (ii) the Company's rights under this Agreement to receive the First Contingent Shares (and all rights and claims associated therewith), and the Company's beneficial interest under the Voting Trust to the First Contingent Shares (if any), (iii) the Company's rights under this Agreement to receive the Second Contingent Shares (and all rights and claims associated therewith); and
(iv) the Company's rights under the Registration Rights Agreement (such rights under this Agreement and the Registration Rights Agreements, the "Associated Rights"); (2) consents and agrees to such distribution, assignment and/or other transfer being effected; and (3) to the extent that such Main Transaction Shares and Associated Rights (or beneficial interests therein) are distributed, assigned and/or otherwise transferred to such stockholders (and subsequently assigned and/or otherwise transferred to their respective successors and assigns), to recognize for all purposes such stockholders (and such respective successors and assigns) (collectively, "Main Transaction Share Holders") as the successors and assigns to the Company with respect to the Main Transaction Shares and Associated Rights (or beneficial interests therein, as appropriate) (subject to the terms and conditions of this Agreement and the Registration Rights Agreement); provided, however, that prior to or simultaneously with any such distribution, assignment and/or other transfer of any Main Transaction Shares and/or Associated Rights the Company or transferring/assigning Main Transaction Share Holders shall obtain, for the benefit of NHTC (among others), representations, warranties, covenants, agreements and acknowledgments from its transferee substantially similar to (or, at the transferor's option, more favorable to NHTC than) those of the Company set forth above in Section 4.01(a).

         SECTION 4.02. No Other Representations and Warranties. Each party hereto acknowledges and agrees that no other party hereto has made to any other party hereto (or to any other person or entity) any representation or warranty with respect to this Agreement and/or the Transactions other than those expressly set forth in Article II, III or IV hereof or in any other Company Document or NHTC Party Document (as the case may be).

                                    ARTICLE V
                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

         SECTION 5.01.  Access to Records and Properties.  (a) The Company shall give the NHTC Parties and their counsel, accountants and lenders and the respective officers, directors, employees, agents and representatives thereof, such access (during normal business hours) to, and opportunity to examine, the books, records, files, documents, properties and assets of the Company and its Subsidiaries, and cause the officers, directors, employees, consultants, agents, representatives, counsel and accountants of the Company and its Subsidiaries to furnish such financial and operating data and other information with respect to the Company and its Subsidiaries, in each case, as NHTC shall from time to time reasonably request. The NHTC Parties shall give the Company and the Company's counsel, accountants and lenders, and the respective officers, directors, employees, consultants, agents and representatives thereof, such access (during normal business hours) to, and opportunity to examine, the books, records, files, documents, properties and assets of, NHTC and its Subsidiaries, and cause the officers, directors, employees, agents, representatives, counsel and accountants of NHTC and its Subsidiaries to furnish such financial and operating data and other information with respect to the NHTC and its Subsidiaries, in each case, as the Company shall from time to time reasonably request. Any investigation pursuant to this
Section 5.01 shall be conducted in such manner as not to interfere unreasonably with the ordinary course of the business, operations or other activities of the parties hereto or with the confidentiality respecting the transactions contemplated by this Agreement.

             (b) In the event the Closing shall not occur: (i) the Company and its counsel, accountants and lenders, and the respective officers, directors, employees, agents and representatives thereof, shall return all documents and materials that are non-public, confidential and/or proprietary to NHTC which have been furnished in connection herewith; and (ii) the NHTC Parties and their counsel, accountants and lenders, and the respective officers, directors, employees, agents and representatives thereof, shall return all documents and materials that are non-public, confidential and/or proprietary to the Company which have been furnished in connection herewith. However, nothing contained in this Section 5.01 shall prohibit the Company, either NHTC Party or any such other person or entity from (subject to the penultimate sentence of Section 5.03 and to Section 9.03) supplying or filing such documents, materials or other information with such federal, state, local or foreign government, agency or authority which any party hereto deems necessary or appropriate in connection with the matters contemplated by Section 5.03.

         SECTION 5.02. Operation of the Company and NHTC Parties. From the date hereof to the Closing Date, or except to the extent that either NHTC Party shall otherwise consent in writing, the Company shall operate its and its Subsidiaries' businesses as presently operated and only in such a manner as would be the ordinary course of business and/or consistent with recent past practice. Without limiting the generality of the foregoing, the Company and each NHTC Party shall (and shall cause each of its Subsidiaries to): (i) not be in default or violation under any Laws applicable to its business, operations, property or assets; (ii) (in the case of the NHTC Parties and their Subsidiaries only) not merge or consolidate with any other entity, acquire any other business or entity, or agree to do any of the foregoing; (iii) maintain its properties and assets in good operating condition, order and repair (ordinary wear and tear excepted), and notify the other such parties of any significant loss of, damage to or destruction of any such properties or assets; (iv) use its reasonable best efforts to preserve its present employees, reputation and business relationships with persons and entities having business dealings with it; (v) use its reasonable best efforts to preserve its present rights, privileges and franchises; and (vi) refrain from taking any action, or fail to act in such a way, that would render any of its representations and warranties contained in
Article II (including without limitation Section 2.13) (in the case of the Company) or Article III (including without limitation Section 3.14) (in the case of the NHTC Parties) inaccurate at and as of the Closing Date, and shall promptly advise the other such parties of any such event or circumstance and of any other breach of any representation, warranty, covenant, condition or obligation of such party hereunder.

         SECTION 5.03. Consents and Notices. Promptly after the date hereof, the Company and the NHTC Parties hereto shall use their respective reasonable best efforts to obtain all Consents and give all Notices which may be necessary or appropriate in order to consummate the Main Transaction and the other transactions contemplated hereby (including without limitation such Consents and Notices as may be necessary or appropriate to obtain from the USDOE or Florida State Board), and to continue in effect, and to assure that the Company, NHTC and their respective Subsidiaries shall to be entitled to have and enjoy, all of the benefits of the Company Contracts, Company Permits and Subject Assets and the NHTC Contracts and NHTC Permits after the Effective Time (including preserving for (x) the NHTC Educational Facilities their accredited status, and
(y) students of the NHTC Educational Facilities, as such, access to the financial aid programs to which they currently have access, at substantially current levels). The parties hereto shall not (x) submit or file any documents, materials or information to or with, or take any other action before or at the request of, any governmental authority in respect of any Laws, NHTC Permit or Company Permit, or (y) take any other action with respect to, or which may affect NHTC's, the Company's or any of their respective Subsidiaries' rights under, any NHTC Contract or Company Contract or NHTC Permit or Company Permit without (in each case) first consulting with (in the case of the Company or Company Securityholders) counsel to NHTC or (in the case of the NHTC Parties) counsel to the Company. The parties hereto shall otherwise cooperate with each other in discharging their respective obligations under this Section 5.03, and shall promptly advise counsel to the other parties hereto of any difficulties encountered in obtaining any such Consents or giving any such Notices.

         SECTION 5.04. Best Efforts to Satisfy Conditions. Each of the Company and each NHTC Party shall use its reasonable best efforts to cause the conditions to the Closing set forth in Article VI hereof to be satisfied, to the extent that the satisfaction of such conditions is in the control of such party, as soon as practicable after the date hereof; provided, however, the foregoing shall not constitute a limitation upon the covenants and obligations of any party otherwise expressly set forth in this Agreement.

         SECTION 5.05. Bridge Loan. It is the intention of the parties hereto that, as soon as practicable after the date hereof, NHTC shall make an secured, "bridge" loan to the Company (convertible into common equity of the Company) (the "Company Bridge Loan") of not less than $500,000 nor more than $1,500,000 (the "Bridge Range"), on terms: (i) reasonably satisfactory to the Company, and
(ii) the same as, with respect to terms of payment and interest rate, and otherwise generally comparable to (to the extent practicable), a "bridge" loan to NHTC (convertible into common equity of NHTC) (the "NHTC Bridge Loan") to be obtained from a source or sources previously disclosed by NHTC to the Company. Accordingly, from and after the date hereof: (A) NHTC shall use its reasonable best efforts in order to obtain the NHTC Bridge Loan, in such an amount within the Bridge Range as shall be not less than the amount requested by the Company for the Company Bridge Loan, and (B) the Company and NHTC shall negotiate diligently and in good faith in order to agree upon mutually satisfactory terms of the Company Bridge Loan (subject to the clause (ii) of the foregoing sentence). Provided that

Company and NHTC shall have so agreed upon such mutually satisfactory terms, and that (having used its reasonable best efforts as aforesaid) NHTC shall have obtained the NHTC Bridge Loan, on the date that (or the first business day after the date that) the NHTC Bridge Loan shall have been made, NHTC shall make the Company Bridge Loan, in such an amount within the Bridge Range as shall be not less than the amount requested by the Company for the Company Bridge Loan.

                                   ARTICLE VI
                       CONDITIONS TO THE MAIN TRANSACTION

         SECTION 6.01. Conditions to Obligations of NHTC Parties. The obligation of the NHTC Parties to consummate the Main Transaction and other Transactions is subject to the satisfaction of the following conditions, each of which may be waived by either NHTC Party.

             (a) Representations and Warranties; Performance of Obligations. The representations and warranties of the Company set forth in Article II shall be true and correct on the Closing Date as if made on as of the Closing Date. The Company shall have performed the agreements and obligations required to be performed by it under this Agreement prior to the Closing Date. The Company shall have executed and delivered to the NHTC Parties a certificate or certificates certifying to their compliance with the foregoing, in form and substance reasonably satisfactory to the NHTC Parties. Notwithstanding the first sentence of this Section 6.01(a): (1) from time to time on or prior to the Closing, the Company shall be permitted to deliver to the NHTC Parties written information which changes, modifies or supplements the representations and warranties set forth in Section 2.01 (or Previously Disclosed) because of the occurrence or non-occurrence of any event, or any circumstance arising, after the date of this Agreement; (2) upon such delivery such information shall be deemed to have been "Previously Disclosed" for purposes of Section 2.01 (and, accordingly, the representations and warranties therein shall deemed to be amended by such information), and (3) if such event(s) or circumstance(s) result(s) in the aggregate in a Company Material Adverse Effect, then the condition stated in the first sentence of this Section 6.01(a) shall be deemed not to have been satisfied. If, notwithstanding (x) any failure of such condition as provided in the foregoing clause "(3)", or (y) any misrepresentation on the part of the Company as to which the NHTC Parties have received written notice from or on behalf of the Company prior to the Closing, the NHTC Parties proceed with the Closing, then such failure of condition and/or such misrepresentation (as the case may be) shall be deemed for all purposes to be waived.

             (b) Charter, By-laws, etc. The Company shall have delivered to the NHTC Parties a certificate signed by two or of more its officers certifying to:
(i) a true, correct and complete copy of the Company's certificate of incorporation, (ii) a true, correct and complete copy of the Company's by-laws,
(iii) a true, correct and complete copy of all Company Board of Directors and stockholder resolutions adopted in connection with this Agreement and/or the Transactions, and (iv) the identity and signature of its officer or officers who shall have executed this Agreement or any other Company Document on or before the Closing Date.

             (c) Consents and Notices. All Consents and Notices which may be necessary or appropriate in order for any NHTC Party to consummate the Main Transaction or any of the other Transactions (including without limitation such Consents and Notices as may be necessary or appropriate to obtain from the USDOE or Florida State Board) and to continue in effect, and to assure that the Company, NHTC and their respective Subsidiaries shall to be entitled to have and enjoy, all of the benefits of the Company Contracts, Company Permits and Subject Assets and the NHTC Contracts and NHTC Permits after the Effective Time (including preserving for (x) the NHTC Educational Facilities their accredited status, and (y) students of the NHTC Educational Facilities, as such, access to the financial aid programs to which they currently have access, at substantially current levels), shall have been duly obtained (in the case of Consents) or given (in the case of Notices) and shall be unconditional and in full force and effect.

             (d) Legal Restraints. There shall not have been proposed or enacted any Laws, or any change in any existing Laws, which prohibits or delays, or threatens to prohibit or delay, the consummation of the Main Transaction or any of the other Transactions or which could reasonably be expected to have a Company Material Adverse Effect. No action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority or private party (i) seeking to restrain, enjoin or hinder, or to seek damages from either NHTC Party or any Subsidiary thereof on account, of the consummation of the Main Transaction or any of the other Transactions, or (ii) which could reasonably be expected to have a Company Material Adverse Effect.

             (e) No Company Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, since the Company Base Date.

             (f) Instruments of Transfer. The Company shall have executed and delivered to Holdings the Bill of Sale and such other instruments of transfer as Holdings shall reasonably request in order to further evidence and/or effect, of record or otherwise, the sale and transfer of the Subject Assets (including, without limitation, assignable Company Contracts).

             (g) Receipt. The Voting Trustee shall have executed and delivered to the NHTC Parties a written instrument, in form and substance reasonably satisfactory to the NHTC Parties, acknowledging the Voting Trustee's receipt of the certificate(s) representing the Firm Shares.

             (h) Opinions of Counsel. The NHTC Parties shall have received an opinion letter of Dechert Price & Rhoads, New York, New York, special counsel to the Company, dated the Closing Date and in form and substance reasonably satisfactory to counsel to the NHTC Parties. The NHTC Parties shall have received an opinion letter of special counsel to the NHTC Parties with respect to USDOE and Florida State Board matters, dated the Closing Date and in form and substance reasonably satisfactory to counsel to the NHTC Parties.

             (i) Name Change. The Company shall have changed its corporate name to a name that does not include either of the terms "Global" or "Health".

             (j) Voting  Trust.  Neal R. Heller and Sir Brian Wolfson shall have executed and delivered (and thereby, among other things, shall have agreed to become the voting trustee(s) under) a voting trust agreement, covering the Firm Shares, any First Contingent Shares and not less than the lesser of (x) 5,800,000 and (y) the number of shares of NHTC Common Stock on the Closing Date owned by any one or more of Neal R. Heller, Elizabeth S. Heller and/or one or more affiliates thereof (collectively, "Heller Persons"), in form and substance reasonably satisfactory to Neal R. Heller, NHTC and the Company (the "Voting Trust Agreement"). The Voting Trustee shall have issued to each Heller Person who shall have contributed NHTC Common Stock to the Voting Trust as contemplated by Section 6.02(n) hereof a certificate or certificates evidencing its beneficial interest in such shares of NHTC Common Stock.

             (k) Heller Options. The Board of Directors of the Company (or an appropriate committee thereof) shall have granted or issued to Neal R. Heller and/or Elizabeth S. Heller options to purchase 800,000 shares NHTC Common Stock (in the aggregate), in form and substance reasonably satisfactory to the Company.

             (l) Financing. NHTC shall have consummated a private placement equity financing reasonably satisfactory to it providing gross proceeds (after the consummation of the Main Transaction) of not less than $8,000,000.

             (m) Indemnifying Company Stockholders. (i) The Indemnifying Company Stockholders (as defined in Section 8.01(c)) shall have executed and delivered to the NHTC Parties one or more instruments by which they shall (i) agree to be bound by the provisions of Article VIII hereof applicable to them, (ii) in connection therewith, agree to be bound by Section 9.09 hereof, and (iii) agree that their liability under such Article VIII shall be joint and several.

             (n) Other Matters. The Company shall have furnished or caused to be furnished to the NHTC Parties, in form and substance reasonably satisfactory to the NHTC Parties or their counsel, such certificates and other evidences as the NHTC Parties may reasonably request as to the satisfaction of the conditions contained in this Section 6.01.

         SECTION 6.02. Conditions to Obligations of the Company. The obligation of the Company to consummate the Main Transaction and other Transactions is subject to the satisfaction of the following conditions, each of which may be waived by the Company.

             (a) Representations and Warranties; Performance of Obligations. The representations and warranties of the NHTC Parties set forth in Article III shall be true and correct on the Closing Date as if made on as of the Closing Date. The NHTC Parties shall have performed the agreements and obligations required to be respectively performed by them under this Agreement prior to the Closing Date. The NHTC Parties shall have executed and delivered to the Company a certificate or certificates certifying to their compliance with the foregoing, in form and substance reasonably satisfactory to the Company. Notwithstanding the first sentence of this Section 6.02(a): (1) from time to time on or prior to the Closing, the NHTC Parties shall be permitted to deliver to the Company written information which changes, modifies or supplements the representations and warranties set forth in Section 3.01 (or Previously Disclosed) because of the occurrence or non-occurrence of any event, or any circumstance arising, after the Agreement Date; (2) upon such delivery such information shall be deemed to have been "Previously Disclosed" for purposes of Section 3.01 (and, accordingly, the representations and warranties therein shall deemed to be amended by such information), and (3) if such event(s) or circumstance(s) result(s) in the aggregate in an NHTC Material Adverse Effect, then the condition stated in the first sentence of this Section 6.02(a) shall be deemed not to have been satisfied. If, notwithstanding (x) any failure of such condition as provided in the foregoing clause "(3)", or (y) any misrepresentation on the part of the NHTC Parties as to which the Company has received written notice from or on behalf of the NHTC Parties prior to the Closing, the Company proceeds with the Closing, then such failure of condition and/or such misrepresentation (as the case may be) shall be deemed for all purposes to be waived.

             (b) Charter, By-laws, etc. Each NHTC Party shall have delivered to the Company a certificate signed by two or more its officers certifying to: (i) a true, correct and complete copy of such NHTC Party's certificate or articles of incorporation, (ii) a true, correct and complete copy of such NHTC Party's by-laws, (iii) a true, correct and complete copy of all such NHTC Party's Board of Directors and stockholder resolutions adopted in connection with this Agreement and/or the Transactions, and (iv) the identity and signature of its officer or officers who shall have executed this Agreement or any other NHTC Party Document on or before the Closing Date.

             (c) Consents and Notices. All Consents and Notices which may be necessary or appropriate in order for the Company to consummate the Main Transaction or any of the other Transactions (including without limitation such Consents and Notices as may be necessary or appropriate to obtain from the USDOE or Florida State Board) and to continue in effect, and to assure that the Company, NHTC and their respective Subsidiaries shall to be entitled to have and enjoy, all of the benefits of the Company Contracts, Company Permits and Subject Assets and the NHTC Contracts and NHTC Permits after the Effective Time (including preserving for (x) the NHTC Educational Facilities their accredited status, and (y) students of the NHTC Educational Facilities, as such, access to the financial aid programs to which they currently have access, at substantially current levels), shall have been duly obtained (in the case of Consents) or given (in the case of Notices) and shall be unconditional and in full force and effect.

             (d) Legal Restraints. There shall not have been proposed or enacted any Laws, or any change in any existing Laws, which prohibits or delays, or threatens to prohibit or delay, the consummation of the Main Transaction or any of the other transactions contemplated by this Agreement or which could reasonably be expected to have an NHTC Material Adverse Effect. No action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority or private party (i) seeking to restrain, enjoin or hinder, or to seek damages from the Company or any Subsidiary thereof on account of the consummation of the Main Transaction or any of the other Transactions, or (ii) which could reasonably be expected to have an NHTC Material Adverse Effect.

             (e) No NHTC Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of NHTC and its Subsidiaries, taken as a whole, since the NHTC Base Date. NHTC Common Stock shall continue to be quoted in the NASDAQ Small Cap market; and there shall not have been proposed or enacted any Laws, or any change in any existing Laws, and no action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority, the National Association of Securities Dealers, Inc. or any private party seeking that would result in the discontinuance of such listing.

             (f) Instruments of Assumption. Holdings shall have executed and delivered to the Company the Bill of Sale and such other instruments of assumption as the Company shall reasonably request in order to further evidence and/or effect, of record or otherwise, the assumption by Holdings of the Assumed Liabilities.

             (g) Firm Shares Certificates. NHTC shall have issued to the Voting Trustee a certificate or certificates representing the shares of NHTC Common Stock comprising the Firm Shares.

             (h) Opinions of Counsel. The Company shall have received an opinion letter of Lane & Mittendorf LLP, New York, New York, special counsel to the NHTC Parties, dated the Closing Date and in form and substance reasonably satisfactory to counsel to the Company. The Company shall have received an opinion letter of special counsel to the NHTC Parties with respect to USDOE and Florida State Board matters, dated the Closing Date and in form and substance reasonably satisfactory to counsel to the Company.

             (i) Registration Rights Agreement. NHTC shall have executed and delivered to the Company a Registration Rights Agreement in form and substance reasonably satisfactory to the Company (the "Registration Rights Agreement").

             (j) Corporate Governance. The Board of Directors of NHTC shall have been increased to by two (2), and Leo L. Azure, Jr. and Sir Brian Wolfson shall have been appointed members of such Board to fill the vacancies created by such increase; and Sir Brian Wolfson shall have been named Chairman of the Board of Directors of NHTC by its Board of Directors. The Board of Directors of NHTC shall have established an Executive Committee comprising the following four of its directors: Neal R. Heller, Martin C. Licht, Leo L. Azure, Jr. and Sir Brian Wolfson; such Executive Committee shall have been delegated the authority to act in the place and stead of the Board of Directors of NHTC to the fullest extent permitted under Florida corporate law; and Sir Brian Wolfson shall have been named Chairman of such Committee. The Board of Directors of Holdings shall have been fixed at such number as shall have been agreed upon on or before the Closing Date by the Company and NHTC; and Sir Brian Wolfson shall have been elected a member thereof and the Chairman of such Board; and Sir Brian Wolfson shall have been named; and the remaining directorships of Holdings shall have been filled with such persons as Sir Brian Wolfson and NHTC shall have agreed on or before the Closing Date.

             (k) Employment Agreement. NHTC shall have executed and delivered to Sir Brian Wolfson an Employment Agreement in form and substance reasonably satisfactory to the Company (the "Employment Agreement").

             (l) Management Compensation. NHTC shall have offered in writing to the management personnel of the Company selected by it such committed compensation packages (having salary, benefits, bonus, stock ownership/option and other components) as shall be reasonably satisfactory to the Company. All holders of compensatory options to purchase Company Common Stock shall have agreed in writing to the termination thereof and the release of all obligations of the Company thereunder, effective as of the Closing.

             (m) Fruitseng Contingent Shares. Each of the persons and or entities who shall, as of the Closing Date, be entitled to receive any portion of the up to 369,350 shares of Common Stock of the Company issuable under
Section 1.04(b) of the Fruitseng Acquisition Agreement shall have agreed to accept, in lieu of any shares of Common Stock of the Company, a number of shares of NHTC Common Stock per each such share of Common Stock of the Company in the same proportion that (i) the number of Firm Shares bears to (ii) the number of shares of Common Stock of the Company, and shares issuable under Company Warrants outstanding, on the Closing Date (which proportion shall not be greater than 1.62:1).

             (n) Voting Trust. The Voting Trustee shall have issued to the Company a certificate or certificates evidencing its beneficial interests in the shares of NHTC Common Stock comprising the Firm Shares. One or more Heller Persons shall have transferred, assigned and delivered to the Voting Trustee (in the aggregate) a number of shares of NHTC Common Stock equal to the lesser of
(x) 5,800,000 and (y) the number of shares of NHTC Common Stock on the Closing Date owned by any one or more of the Heller Persons.

             (o) Financing. NHTC shall have consummated a private placement equity financing reasonably satisfactory to the Company providing gross proceeds (after the consummation of the Main Transaction) of not less than $8,000,000.

             (p) MikeCo Acquisition. The Company shall have consummated the MikeCo Acquisition.

             (q) Reservation of Shares. NHTC shall have reserved for issuance as the Contingent Shares and for issuance in lieu of the shares of Company Common Stock issuable pursuant to Section 1.04(b) of the Fruitseng Acquisition Agreement (as such provision shall be modified and amended as contemplated under Section 9.02) such number of shares of NHTC Common Stock as the Company and NHTC shall mutually agree.

             (r) Other Matters. The NHTC Parties shall have furnished or caused to be furnished to the Company, in form and substance reasonably satisfactory to the Company or its counsel, such certificates and other evidences as the Company may reasonably request as to the satisfaction of the conditions contained in this Section 6.02.

                                   ARTICLE VII
                          CLOSING DATE AND TERMINATION

         SECTION 7.01. Closing Date. The closing of the Main Transaction (the "Closing") shall take place at the offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York 10112, or at such other place as the Company and NHTC shall mutually agree, at 10:00 A.M., local time, on such date mutually agreed upon by the Company and NHTC that is within five business days after the first date upon which all Consents and Notices which at the time remain conditions to the obligations of the parties to effect the Main Transaction and other Transactions shall have been obtained or given (as the case may be, the "Closing Date").

         SECTION 7.02. Termination of Agreement. (a) This Agreement may be terminated by either the Company or NHTC, upon notice to the other such parties hereto, if the Closing shall not have occurred on or before June 30, 1997 (the "Deadline Date"); provided, however, that: (i) NHTC shall not be permitted to terminate this Agreement under this Section 7.02 if the Closing shall not have occurred by the Deadline Date by reason of any breach by either NHTC Party of
Section 5.04; and (ii) the Company shall not be permitted to terminate this Agreement under this Section 7.02 if the Closing shall not have occurred by the Deadline Date by reason of any breach by the Company of Section 5.04.

             (b) Termination of this Agreement under this Section 7.02 shall automatically and irrevocably terminate all liabilities and obligations of the terminating party (and, in the event that the terminating party is NHTC, Holdings) arising under this Agreement; all rights of the terminating party (and such other party) arising under this Agreement, and all liabilities and obligations of the other party or parties hereto, shall survive any such termination.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 8.01. By the Company. (a) Subject to the limitations set forth below in this Section 8.01, from and after the Closing Date, the Company (or the persons identified in Section 8.01(b)(iv), to the extent set forth therein) shall indemnify the NHTC Parties and their respective directors, officers, employees and agents (collectively, the "NHTC Indemnified Persons"), against, and hold the NHTC Indemnified Persons harmless from, any and all Losses (as defined in Section 8.03) directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, any of the NHTC Indemnified Persons resulting from, relating to arising out of:

                  (i) any breach of any of the representations or warranties of the Company set forth in Section 2.01 hereof or in any other Company Document,

                  (ii) any breach of any covenant or agreement made by the Company under this Agreement or any other Company Document, or

                  (iii) any Retained Liabilities, excluding, however, up to approximately $60,000 of Taxes of Old Ellon that the relevant taxing authorities may attempt to recover from New Ellon (it being agreed that the event of any such payment by New Ellon, NHTC or any other
         Subsidiary of NHTC after the Closing Date, such payment shall be included as "Acquisition Costs" under Section 1.04).

             (b) The right to indemnification under this Section 8.01 is subject to the following limitations:

                  (i) The indemnification rights under this Section 8.01 shall expire at the respective times set forth in Section 8.05, and the Company (and its successors and assigns) shall not have any liability under this Section 8.01 or otherwise in connection with the Transactions unless an NHTC Indemnified Person gives written notice to the Company (or its successors and assigns) asserting a claim for Losses, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 8.05 hereof.

                (ii) Indemnification for claims under this Section 8.01 shall be payable hereunder only if and to the extent that the aggregate amount of all Losses of the NHTC Indemnified Persons to which this Section
         8.01 hereof applies shall exceed $25,000, and shall not be payable in any event with respect to the first $25,000 of such Losses.

                  (iii) The liability for all claims under this Section 8.01 of the Company (or any successor or assign thereof) shall in no event exceed the lesser of (as the case may be, the "Indemnity Cap"): (A) $3,000,000 and (B) one-half of the Fair Market Value (as defined in
         Section 1.04(d)), as of the date of determination, of (x) the Main Transaction Shares then held by (or held in the Voting Trust for the benefit of) the Indemnifying Company Stockholders, and (y) the realized cash proceeds (in the form of, for example, dividends or sale proceeds) or readily marketable assets (in the form of, for example, freely tradeable securities) (such cash or readily marketable assets,
         "Qualified Proceeds") in respect of the Main Transaction Shares previously held by (or held in the Voting Trust for the benefit of) the Indemnifying Company Stockholders.

                  (iv) The NHTC Indemnified Persons shall have recourse hereunder only against the Main Transaction Shares issued hereunder and held by (or held in the Voting Trust for the benefit of) the Indemnifying Company Stockholders and any Qualified Proceeds thereof; provided, however, that in no event shall the Main Transaction Shares and Qualified Proceeds of any one Indemnifying Company Stockholder (and members of its immediate family, successors and assigns, treated for this purpose as one Indemnifying Company Stockholder) forfeited, surrendered or applied in respect of any Losses under this Section 8.01 exceed the product of (A) the Company Indemnity Cap, and (B) the percentage obtained by dividing (x) the percentage ownership in the Company of such Indemnifying Company Stockholder as of the Closing Date by (y) the percentage ownership in the Company of all Indemnifying Company Stockholders as of the Closing Date.

             (c) For purposes of this Agreement, the term "Indemnifying Company Stockholders" means: Azure Limited Partnership I; Capital Development S.A.; Joseph Grace; John M. Eldredge; Robert C. Bruce; and members of their respective immediate families, and their respective successors and assigns.

         SECTION 8.02. By the NHTC Parties. (a) Subject to the limitations set forth below in this Section 8.02, from and after the Closing Date, the NHTC Parties, jointly and severally, shall indemnify the Company (or its successors and assigns) and their respective directors, officers, employees and agents (collectively, the "Company Indemnified Persons"), against, and hold the Company Indemnified Persons harmless from, any and all Losses directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, any of the Company Indemnified Persons resulting from, relating to arising out of:

                  (i) any breach of any of the representations or warranties of the NHTC Parties set forth in Section 2.02 hereof or in any other NHTC Document,

                  (ii) any breach of any covenant or agreement made by the Company under this Agreement or any other Company Document, or

                  (iii)    any Assumed Liabilities.

             (b) The right to indemnification under this Section 8.02 is subject to the following limitations:

                  (i) The indemnification rights under this Section 8.02 shall expire at the respective times set forth in Section 8.05, and neither NHTC Party shall have any liability under this Section 8.02 or otherwise in connection with the Transactions unless a Company Indemnified Person gives written notice to the NHTC Parties asserting a claim for Losses, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 8.05 hereof.

                (ii) Indemnification for claims under this Section 8.02 shall be payable hereunder only if and to the extent that the aggregate amount of all Losses of the Seller's Indemnified Persons to which this Section
         6.02 hereof applies shall exceed $25,000, and shall not be payable in any event with respect to the first $25,000 of such Losses; provided, however, that the foregoing limitations shall not apply with respect to claims under clause (3) of Section 8.02(a).

                  (iii) The NHTC  Parties's  liability for all claims under this
         Section 8.02 shall in no event exceed the Indemnity Cap; provided, however, that the foregoing limitations shall not apply with respect to claims under clause (3) of Section 8.02(a).

         SECTION 8.03. "Losses" Defined. In this Agreement, the term "Losses" means and includes all losses, claims, liabilities, damages (including, without limitation, punitive, consequential and special damages awarded to any third-party claimant), judgments, liabilities, payments, obligations, costs and expenses (including, without limitation, any costs of investigation, remediation or cleanup, and any reasonable legal fees and costs and expenses incurred after the Closing Date in defense of or in connection with any alleged or asserted liability, payment or obligation as to which indemnification may apply hereunder), regardless of whether or not any liability, payment, obligation or judgment is ultimately imposed against the NHTC Indemnified Persons or Company Indemnified Persons and whether or not the NHTC Indemnified Persons or Company Indemnified Persons are made or become parties to an action, suit or proceeding in respect thereof, voluntarily or involuntarily.

         SECTION 8.04. Notice of Claims. With respect to any matter as to which any person or entity (the "Indemnified Person") is entitled to indemnification from any other person or entity (the "Indemnifying Person") under this Article VIII, the Indemnified Person shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against the Indemnified Person in respect of, resulting from, relating to or arising out of such matter, and the costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Person hereunder; provided, however, that if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person in respect of such matter to the fullest extent provided by this Article VIII, the Indemnifying Person shall be entitled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnified Person. Neither an Indemnified Person nor an Indemnifying Person shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of the other party hereto (and for purposes of this provision the "other party hereto" shall be: (A) NHTC, for any Indemnified Person or Indemnifying Person who is an NHTC Indemnified Person, and (B) the Company, for any Indemnified Person or Indemnifying Person who is a Company Indemnified Person), which consent shall not be unreasonably withheld.

         SECTION 8.05. Survival of Provisions. (a) All representations and warranties contained herein or made pursuant to this Agreement shall survive the Closing for a period of one year after the Closing Date except that

                  (1) the representations and warranties contained in or made pursuant to Section 2.05 shall survive the Closing without limitation, and

                  (2) the representations and warranties contained in or made pursuant to Sections 2.07, 2.10 and 2.11 shall survive the Closing for so long as any claim may be made in respect of the matters described therein under any applicable statute of limitations.

             (b) All covenants and agreements of the parties contained in or made pursuant to this Agreement and required to be performed prior to the Closing Date shall survive the Closing for a period of one year. All other covenants and agreements contained in or made pursuant to this Agreement (including Section 8.01 and 8.02) shall survive the Closing for so long as any claim may be made in respect of such matters under any applicable statute of limitations.

         SECTION 8.06. Exclusive Remedy. Each party hereto agrees that the sole liability of any other party hereto for any claim with respect to the transactions contemplated under this Agreement shall be limited to indemnification under this Article VIII; provided, however, that the foregoing shall not be deemed to prohibit or restrict the availability of any equitable remedies (including specific performance) in the event of any breach (or threatened breach) circumstances described in Section 8.11 (or in any provision of any other Company Document or NHTC Document which specifically contemplates the availability, or permits the exercise, of equitable remedies (including specific performance)).

         SECTION 8.07. Other Recoveries. (a) Notwithstanding anything to the contrary set forth in this Article VIII, the obligations of Indemnifying Persons under Section 8.01 and 8.02 in respect of any particular Losses shall be reduced by the amount of any Other Recoveries (as hereinafter defined) actually received (before or after indemnification hereunder) by or on behalf of the Indemnified Persons in reduction of such Losses. Any Indemnified Person who shall have received any indemnification payment hereunder (including in the form of Main Transaction Shares and Qualified Proceeds thereof) for any particular Losses shall, upon receipt of any Other Recoveries in reduction of such Losses, pay to the appropriate Indemnifying Person an amount equal to the lesser of (x) such Other Recoveries actually received, and (y) the amount of such indemnification payment (and/or the Fair Market Value of any such non-cash indemnification payment). The Company and NHTC Parties hereby agree to use their reasonable best efforts to (and shall cooperate with each other in order to) enforce their respective rights to any Other Recoveries, both prior to and after making any claim for indemnification hereunder.

             (b) For purposes of this Agreement, the term "Other Recoveries" shall mean the proceeds or other amounts realized or that may be realized under any insurance policy or other indemnity or hold harmless agreement (including, without limitation, those indemnity and hold harmless agreements established under the Ellon Acquisition Agreement, Fruitseng Acquisition Agreement and the acquisition agreement entered into (or to be entered into) in order to effect the MikeCo Acquisition).

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01. Board and Executive Committee Representation. (a) For so long as the Company and/or any Main Transaction Share Holders shall collectively beneficially own (including through the Voting Trust, in whole or in part) not less than ten percent (10%) of the outstanding shares of NHTC Common Stock, NHTC shall use its reasonable best efforts to: (i) cause two individuals designated by the Company (or its successor or assign designated for the purpose) and reasonably acceptable to NHTC to be nominated for election to the Board of Directors of NHTC at each annual meeting of its stockholders and each special meeting (and written consent in lieu of a meeting) at (or in) which directors are to be elected following the Closing Date, (ii) cause the Board of Directors or management of NHTC to recommend in any proxy statement for such meeting to the stockholders of NHTC that they vote for the election of such nominees, and (iii) cause the management proxies who may vote at any such meeting to vote any shares for which a proxy card is received with no indication as to the election of such nominees to vote for their election; provided, however, that from and after such time (if any) that Company and/or any Main Transaction Share Holders shall collectively beneficially own (including through the Voting Trust, in whole or in part) less than ten percent (10%), but not less than five percent (5%), of the outstanding shares of NHTC Common Stock, NHTC shall be required to fulfill its obligations under the foregoing provisions of this Section 9.01(a) only with respect to one individual designated by the Company (or its successor or assign designated for the purpose) and reasonably acceptable to NHTC.

             (b) For so long as NHTC shall have any obligations under the foregoing Section 9.01(a), NHTC shall use its reasonable best efforts to cause the Board of Directors of NHTC to: (i) maintain an Executive Committee thereof, comprising not more than four members of such Board and having the authority to act in the place and stead of the Board of Directors of NHTC to the fullest extent permitted under Florida corporate law, and (ii) designate or appoint the director(s) designated and elected in accordance with the foregoing Section 9.01(a) as members of such Executive Committee.

         SECTION 9.02. Fruitseng Contingent Shares. NHTC hereby agrees (in the event that the Closing occurs) that, in connection with the Company's obligations under Section 1.04(b) of the Fruitseng Acquisition Agreement, subject to the satisfaction of the condition set forth in Section 6.02(m), it shall, in lieu of the up to 369,350 shares of Common Stock of the Company issuable under Section 1.04(b) of the Fruitseng Acquisition Agreement (if any shares become issuable thereunder), issue shares of NHTC Common in the proportion contemplated by Section 6.02(m).

         SECTION 9.03. Public Announcements. No party hereto shall make any announcement to the public, the Company's or NHTC's respective "trades" or to the respective employees, customers or suppliers of such parties, or to any federal, state, local or foreign government, agency or authority, with respect to this Agreement and/or the Transactions (an "Announcement") to which the other such party hereto shall reasonably object; however, NHTC will be required under the Exchange Act to report this Agreement and the Transactions, and such reporting (to the extent required under the Exchange Agreement) shall be permitted in all events. Each party shall afford the other parties hereto the opportunity to review and comment upon each Announcement proposed to be made by it prior to the release thereof.

         SECTION 9.04. Further Actions. From time to time after the Effective Time, the parties hereto shall execute and deliver (or cause to be executed and delivered) such other and further agreements, instruments, certificates or other documents and shall take (or cause to be taken) such other and further actions, as any other party hereto may reasonably request in order to further effect and/or evidence the Transactions or to otherwise consummate and give effect to the covenants and agreements set forth herein.

         SECTION 9.05. Expenses. Each party hereto shall bear its own legal fees, accountants' fees, brokers, finder's and investment banking fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the Transaction.

         SECTION 9.06. Entire Agreement. This Agreement, which includes the Exhibits hereto, and the other NHTC Party Documents and Company Documents, contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements, arrangements and understandings with respect thereto (including without limitation that certain letter agreement (captioned "Letter of Intent/Heads of Agreement"), dated 15 November 1996, from the Company addressed to NHTC).

         SECTION 9.07. Descriptive Headings; References. The descriptive headings of this Agreement and other NHTC Party Documents and Company Documents are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof or thereof. Article, Section and Exhibit references in this Agreement are to the referenced Articles and Sections of, and Exhibits to, this Agreement, unless the context otherwise requires.

         SECTION 9.08. Notices. Any notice or other communication which is required or permitted hereunder or under any other NHTC Party Document or Company Document shall be in writing and shall be deemed to have been delivered and received (x) on the day of (or, if not a business day, the first business day after) its having been personally delivered or telecopied to the following address or telecopy number, (y) on the first business day after its having been sent by overnight delivery service to the following address, or (z) if sent by regular, registered or certified mail, when actually received at the following address:

         If to the Company:

                           [c/o]    Global Health Alternatives, Inc.
                                    44 Welbeck Street
                                    London W1M 7HF England
                                    Attention: Sir Brian Wolfson
                                    Telecopier No. 011-44-171-486-6217
                                    Telephone No. 011-44-171-486-6216
             and
                           [c/o]    Global Health Alternatives, Inc.
                                    193 Middle Street, Suite 201
                                    Portland, Maine  04101
                                    Attention: Robert C. Bruce
                                    Telecopier No. (207) 772-8493
                                    Telephone No. (207) 772-7234
             with a copy to:
                                    Dechert Price & Rhoads
                                    30 Rockefeller Plaza
                                    New York, New York  10112
                                    Attention: Claude A. Baum, Esq.
                                    Telecopier No. (212) 698-3599
                                    Telephone No. (212) 698-3500

         If to either NHTC Party:

                           [c/o]    Natural Health Trends Corp.
                                    2001 West Sample Road
                                    Pompano Beach, Florida  33064
                                    Attention: Neal R. Heller, Esq.
                                    Telecopier No. (954) 969-9747
                                    Telephone No. (954) 969-9771
             with a copy to:
                                    Lane & Mittendorf LLP
                                    320 Park Avenue
                                    New York, New York  10022
                                    Attention: Martin C. Licht, Esq.
                                    Telecopier No. (212) 508-3230
                                    Telephone No. (212) 508-3200

Any party may by notice change the address or telecopier number to which notices or other communications to it are to be delivered, telecopied or sent.

         SECTION 9.09. Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than the choice of law principles thereof). Any claim, action, suit or other proceeding initiated by any party hereto against any other party hereto under or in connection with this Agreement or any other NHTC Party Document or Company Document and/or the Transactions shall exclusively be asserted, brought, prosecuted and maintained in any federal or state court located in the Borough of Manhattan, State of New York, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and each party hereto hereby irrevocably: (i) submits to the jurisdiction of such courts, (ii) waives any and all rights to object to the laying of venue in any such court, (iii) waives any and all rights to claim that any such court may be an inconvenient forum, and (iv) agrees that service of process on it in any such action, suit or proceeding may be effected by the means by which notices may be given to it under this Agreement.

         SECTION 9.10. Assignment. This Agreement, and the respective rights and obligations of the parties hereunder, may not be assigned or delegated otherwise than by operation of law by either NHTC Party or (after the Closing) the Company without the prior written consent of (if prior to the Closing) the Company or (if after the Closing) the holders of a majority of the then-outstanding Main Transaction Shares, and any purported assignment or delegation by any party hereto in violation of the foregoing shall be void ab initio; provided, however, that (i): any or all rights of any party to receive the performance of the obligations of the other parties hereunder (but not any obligations of any party hereunder) and rights to assert claims against the other parties in respect of breaches of representations, warranties or covenants may be assigned to any entity extending credit to such party or any of its affiliates, but any assignee of such rights shall take such rights subject to any defenses, counterclaims and rights of set-off to which the non-assigning parties might be entitled under this Agreement; and (ii) this Agreement and the rights of the Company under this Agreement may be assigned as contemplated under Section 4.01(b) hereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         SECTION 9.11. Remedies. (a) The parties hereto acknowledge that the remedy at law for any breach of their respective obligations to effect the Main Transaction is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. Each party hereto hereby waives the defense that there is an adequate remedy at law in the event of any action to enforce the provisions of this Agreement to effect the Main Transaction. The Company acknowledges that the Subject Assets are unique and cannot be obtained on the open market; and the NHTC Parties acknowledge that the Main Transaction Shares and other benefits to be provided to the Company hereunder are unique and cannot be obtained on the open market. Without limiting any remedies that any party hereto may otherwise have hereunder or under applicable law in the event that any other party hereto refuses to perform its obligations under this Agreement to consummate the Main Transaction, such parties shall have, in addition to any other remedy at law or in equity, the right to specific performance.

             (b) The parties hereto acknowledge that any violation or threatened violation of Section 5.01(b) will cause irreparable harm and that the remedy at law for any such violation or threatened violation will be inadequate. Each party hereto therefor agrees that the other parties hereto shall be entitled to temporary and permanent injunctive relief for any such violation or threatened violation without the necessity of proving (i) that the other parties will be irreparably injured thereby, (ii) that the remedy at law for such violation or threatened violation is inadequate or (iii) actual damages.

             (c) No party  hereto  shall have any  liability  to any other party hereto for any punitive, consequential, incidental or special damages by virtue of any breach of any representation, warranty, covenant or agreement in or pursuant to this Agreement or any other NHTC Party Document or Company Document or any other agreement, instrument, certificate or other document executed and delivered pursuant hereto or in connection herewith or the Transactions.

         SECTION 9.12. Waivers and Amendments. Any waiver of any term or condition of this Agreement, and any amendment or supplementation of this Agreement, shall be effective only if in a writing executed by (or on behalf of) each of the parties hereto; provided, however, that any waiver, amendment or supplementation after the Closing shall, as a condition to the effectiveness thereof, be consented to by the holders of a majority of the then-outstanding Main Transaction Shares. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         SECTION 9.13. Third Party Rights. Notwithstanding any other provision of this Agreement, and except as permitted pursuant to Sections 4.01(b) and 9.10 hereof or other expressly set forth herein or therein, this Agreement and the other NHTC Party Documents and Company Documents shall not create benefits on behalf of any employee, consultant, agent or representative of any person or entity not party hereto (including without limitation any counsel, accountant, broker, finder or investment banker, notwithstanding the provisions of Section 9.05), and this Agreement and the other NHTC Party Documents and Company
Documents shall be effective only as between the parties hereto, their successors and permitted assigns.

         SECTION 9.14. Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect, and the remaining provisions of this Agreement, shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

         SECTION 9.15. Bulk Sales. The NHTC Parties hereby waive compliance with all applicable bulk sales laws (if any) in connection with the Main Transaction and other Transactions.

         SECTION 9.16. Gender and Plural Terms. Words of gender or neuter may be read as masculine, feminine or neuter, as required by the context. Singular and plural forms of defined and other terms herein may be read as singular or plural, as required or permitted by the context.

         SECTION 9.17. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

NHTC:                                          The Company:


NATURAL HEALTH TRENDS CORP.                    GLOBAL HEALTH ALTERNATIVES, INC.



By:/s/ Neal R. Heller                          By:/s/ Sir Brian Wolfson
     Title: CEO, President                            Title: Chairman


Holdings:

GHA HOLDINGS, INC.



By:/s/ Neal R. Heller
     Title: President

                                                               EXHIBIT A
                                                             (to Agreement)

                       FORM OF BILL OF SALE AND ASSUMPTION

         THIS BILL OF SALE AND ASSUMPTION, dated [CLOSING DATE] (this "Bill of Sale"), is by and between Global Health Alternatives, Inc., a Delaware York corporation ("Transferor"), and GHA Holdings, Inc., a Delaware corporation ("Transferee").

                                   BACKGROUND

         Transferor and Transferee are party to that certain Agreement and Plan of Reorganization, dated as of March 19, 1997 (the "Agreement"), by and among Natural Health Trends Corp., a Florida corporation, Transferee, and Transferor, pursuant to which (among other things) Transferor has agreed to sell to Transferee the Subject Assets and Transferee has agreed to assume the Assumed Liabilities, as defined in and more particularly described hereinbelow.

         The purpose of this Bill of Sale is to evidence and effect such sale and assumption and to provide for certain related matters. All capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Transferor and Transferee:

         1. Subject Assets. Transferor does hereby sell, transfer, grant, convey, assign and set over to Transferee, and its successors and assigns forever, and Transferee does hereby purchase and receive from Transferor, free and clear of any and all liens, security interests, mortgages, pledges, covenants, easements, encumbrances, defects in title, agreements and claims and rights of third parties, all of Transferor's right, title and interest in, to and under the businesses, franchises, rights, claims, privileges, properties and assets owned, used or held for use by Transferor, of every nature and description, tangible and intangible, wherever located and whether or not carried on the books or records of Transferor (the "Subject Assets"), including, without limitation, all the right, title and interest of Transferor in, to and under the following:

             (A) All fixed and tangible personal property used or held for use by or for Transferor, including (but not limited to) all physical assets and equipment, leasehold improvements, machinery, vehicles, furniture, fixtures, office materials and supplies and spare parts, together with all replacements thereof, additions and alterations thereto, and substitutions therefor;

             (B) All cash on hand, cash equivalents, and bank, brokerage and other deposit accounts, including (but not limited to) the cash equivalents and deposit accounts listed or described in Part A. of Attachment 1 attached hereto;

             (C)  All trade and other accounts and notes receivable;


                              -Page 1 of ___ Pages-

                                                                  EXHIBIT A
                                                                (to Agreement)


             (D) All inventory, materials and supplies, including, without limitation, all raw materials, work-in-progress and finished goods;

             (E)  All prepaid expenses, advances and deposits;

             (F) All registered and unregistered patents, patent applications, trade names, service marks, trademarks, trademark applications, trade dress rights, copyrights, copyright applications, inventions, trade secrets, computer software, logos, slogans, proprietary processes and formulae and all other proprietary technical and other information, know-how and intellectual property rights, whether patentable or unpatentable, owned, licensed or used by Transferor, and all goodwill of Transferor and the associated with any of the foregoing (collectively, "Intellectual Property Rights"), including (but not limited to) those Intellectual Property Rights listed or described in Part A. of Attachment 1 attached hereto;

             (G) All records and files of Transferor, including (but not limited to) property records, production records, research and development records, engineering records, financial records, purchasing and sales records, personnel records, plant records, mailing lists, customer and vendor lists and records, and computer programs, computer records, computer files and related software and manuals;

             (H) All stationery, purchase orders, forms, labels, shipping material, catalogs, brochures, art work, photographs and advertising and promotional copy, materials and literature;

             (I) All transferable Federal, state, local and foreign governmental licenses, permits, authorizations and approvals required for the operation of Transferor, including (but not limited to) those listed or described in Part A. of Attachment 1 attached hereto;

             (J)  the   outstanding   capital  stock  of  all   Subsidiaries  of
         Transferor, a list or description of which is included in Part A. of Attachment 1 attached hereto and made part hereof; and

             (K) All rights against third parties relating to the Subject Assets or the Assumed Liabilities (as hereinafter defined).

         2. Assumed Liabilities. Transferor does hereby transfer, assign and delegate to Transferee, and Transferee does hereby assume and agree to pay, perform, satisfy and discharge in accordance with their respective terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities are owed) all the indebtedness, liabilities and obligations of Transferee (including those under


                              -Page 2 of ___ Pages-

                                                                  EXHIBIT A
                                                               (to Agreement)

Assigned/Assumed Contracts, as hereinafter defined) (the "Assumed Liabilities"); provided, however, that, notwithstanding anything to the contrary set forth herein, Transferee is not assuming and shall not assume (and the definition of "Assumed Liabilities" excludes), and Transferor shall retain responsibility for and be liable to discharge, pay and perform, the indebtedness, liabilities and obligations of Transferor (the "Retained Liabilities"):

             (A) for Taxes (relating to all periods, before or after the date hereof);

             (B) in respect of any action, suit, claim, proceeding, investigation or similar matter (including with respect to product liability and other third-party liability claims)) to the extent that the same may result from, relate to or arise out of occurrences on or before the Closing Date;

             (C) owed to or held by either any stockholder or warrant holder of the Company (in their capacities as such); and

             (D) for any  fees,  costs  and  expenses  in  connection  with  the
         negotiation,   execution   and/or   consummation  of  the  transactions
         contemplated by the Agreement.

         3. Assigned/Assumed Contracts. Transferor does hereby sell transfer, grant, convey, assign, delegate and set over to Transferee, and its successors and assigns forever, and Transferee does hereby receive, assume and agree to pay, perform, satisfy and discharge in accordance with their respective terms, all of the rights, title, interest and obligations of Transferor in, to and under the Company Contracts listed on Attachment 2 attached hereto and made part hereof (the "Assigned/Assumed Contracts").

         4. The Agreement. Nothing contained in this Bill of Sale shall be deemed to enlarge, diminish or otherwise affect any of the rights, obligations, covenants, agreements, representations or warranties of the Transferor, Transferee or any other party contained in the Agreement, it being expressly agreed that the same shall survive the execution and delivery hereof to the extent provided in the Agreement. In addition, to the extent anything contained herein shall conflict with the Agreement, the Agreement shall govern and control.

         5. Limitation on Liabilities. Except as expressly set forth herein with respect to the Assumed Liabilities, Transferee is not taking the Subject Assets or the Assigned/Assumed Contracts subject to, and Transferee is not assuming, any debts, liabilities, duties or obligations of Transferor, and any such assumption, to the maximum extent permitted by law, is hereby expressly disclaimed and negated.

         6. Power of Attorney.  Transferor does hereby appoint  Transferee,  and its successors and assigns forever, as the true and lawful attorney-in-fact of Transferor, with full power of substitution and at the expense of the Transferee, to institute and prosecute all proceedings which Transferee may deem proper in order to collect, assert or enforce any claim, right, title or interest in, to or under any of the Subject Assets and Assigned/Assumed


                              -Page 3 of ___ Pages-

                                                                   EXHIBIT A
                                                                (to Agreement)

Contracts, to defend or compromise any or all actions, suits or proceedings in respect of any of the Subject Assets and Assigned/Assumed Contracts, and to do all such other acts and things in relation to the Subject Assets and Assigned/Assumed Contracts as Transferee shall deem advisable.

         7. Further Assurances. Transferor will, at any time and from time to time after the date hereof, on the request Transferee, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required for the better transferring, assigning, conveying, granting, assuring and confirming to Transferee, or for the aiding and assisting in the collection of or reducing to possession by Transferee, of any of the Subject Assets or Assigned/Assumed Contracts, or to vest in Transferee all of Transferor's right, title and interest in and to the Subject Assets and the Assigned/Assumed Contracts, or to otherwise enable Transferee to realize upon or otherwise enjoy the Subject Assets and Assigned/Assumed Contracts.

         8. Successors and Assigns. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9. Governing Law; Jurisdiction and Venue. This Bill of Sale shall be construed and enforced in accordance with the laws of the State of New York (without regard to the conflict-of-law laws and principles thereof). Any claim, action, suit or other proceeding initiated by any of either party hereto against the other under or in connection with this Bill of Sale may be asserted, brought, prosecuted and maintained in any federal or state court in the City and State of New York, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and Transferor and Transferee hereby irrevocably (a) submit to the jurisdiction of such courts, (b) waive any and all rights to object to the laying of venue in any such court, (c) waive any and all rights to claim that any such court may be an inconvenient forum, and (d) agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices may be given to it under the Asset Agreement.



                              -Page 4 of ___ Pages-

                                                                  EXHIBIT A
                                                                (to Agreement)

         10. Counterparts. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed to be an original document but all of which together shall constitute a single document.

         IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale on the date first above written.


Transferor:                                          Transferee:

GLOBAL HEALTH ALTERNATIVES                           GHA HOLDINGS, INC.
   INC.


By:                                                  By:
   -------------------                                  --------------------
      Name:                                                Name:
      Title:                                               Title:

                                                                  EXHIBIT A
                                                               (to Agreement)

                                  Attachment 1
                                (to Bill of Sale)

                              Listed Subject Assets


This Attachment 1 is intended to list only certain of the Subject Assets, and is not intended to be (nor shall it be construed as) and exhaustive list of any of the Purchased Assets or any category or type thereof.


                      Cash Equivalents and Deposit Accounts

                            [To be added by Closing]

                          Intellectual Property Rights

                            [To be added by Closing]

                                  Subsidiaries

1.       Ellon, Inc., a Delaware corporation

2.       Maine Naturals, Inc., a Delaware corporation

3.       Global Health Alternatives (UK) Ltd., an England and Wales corporation

4.       [To be added by Closing: Name of company formed to effect the Troy
         Acquisition]

                                                                   EXHIBIT A
                                                                (to Agreement)
                                  Attachment 2
                                (to Bill of Sale)

                           Assigned/Assumed Contracts

                            [To be added by Closing]